Exhibit 10.22

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 230.406

For Purchases and Leases of Direct-Ordered and Distributed Products

Subject to Competitive Bid Process

PULSE OXIMETRY & RELATED PRODUCTS

CAPITAL EQUIPMENT SUPPLIER AGREEMENT

between

NOVATION, LLC

and

Masimo

MS50662

NOVATION, LLC

CAPITAL EQUIPMENT SUPPLIER AGREEMENT

1. INTRODUCTION.

a. Purchasing and Leasing Opportunities for Members. Novation, LLC (“Novation”) is. engaged in providing purchasing opportunities with respect to high quality products and services to participating health care providers (“Members”). A list of Members entitled to participate in Novation’s programs through their membership or other participatory. status in any of the following client organizations: VHA Inc., University HealthSystem Consortium, and HealthCare Purchasing Partners International, LLC (collectively, “Clients”), is maintained in an electronic database (“Novation Database”). Novation is acting as the exclusive agent for each of the Clients and certain of each Client’s subsidiaries and affiliates, respectively (and not collectively), with respect to this Agreement. Novation and the Clients and their subsidiaries and affiliates will not be responsible or liable for any breach of any purchasing commitment or for any other actions of any Authorized Distributor or Member. In addition, none of the Clients will, be responsible or liable for the obligations of another Client or its subsidiaries or affiliates or ‘the obligations of Novation or Supplier under this Agreement. All Clients, Authorized Distributors and Members are intended third party beneficiaries -of this Agreement.

b. Supplier. Supplier is the manufacturer of the equipment and other direct-ordered products (collectively, “Equipment”), and/or parts, supplies and other distributed products (collectively, “Supplies”), and/or the provider of services (“Services”), all as listed on Exhibit A. The Equipment, Supplies, and/or Services are collectively referred to herein as “Products” and any specifications are attached hereto as Exhibit B (“Non-Price Specifications”).

c. Authorized Distributors. Novation and/or the Clients have entered into arrangements with certain distributors (“Authorized Distributors”) that have agreed to distribute the Supplies to Members. A current listing of Authorized Distributors is maintained by Novation in the Novation Database. A distributor will: become an “Authorized Distributor” for purposes of this Agreement at the time Novation adds the distributor to the Novation Database and will cease to be an “Authorized Distributor” for such -purposes at the time Novation deletes the distributor from the Novation Database. Any limitations on the scope of an Authorized Distributor’s authority will also be set forth in the Novation Database. By reason of requirements of law, regulation or internal policy of certain Members, from time to time Novation may identify underutilized businesses as Authorized Distributors.

2. CONTRACT AWARD.

a. Letter of Award. By executing and delivering the Letter of Award attached hereto as Exhibit C (“Award Letter”) to Supplier, Novation will have accepted your written offer to the Invitation to Bid (“Bid”), and Novation and Supplier therefore agree that Supplier will make the Equipment and Services available for purchase and/or lease directly by the Members as of the effective date (“Effective Date”) in the Award Letter in accordance with the terms of this Agreement for the term (“Term”) stated in the Non-Price Specifications and for any renewal terms set forth in the Non-Price Specifications at the agreed upon prices under this Agreement (“Award Prices”) and will make the Supplies available for purchase by the Authorized Distributors at the Award Prices for resale to the Members and the forms of purchase, lease, license, financing or servicing agreements, if any, attached hereto as Exhibit D (collectively, “Forms”); provided, however, that Novation’s award of this Agreement to Supplier will not constitute a commitment by any person to purchase or lease any of the Products. Supplier will not impose any purchasing or leasing commitment on any Member or Authorized Distributor as a condition to the Member’s or Authorized Distributor’s purchasing of any Products pursuant to this Agreement. Supplier acknowledges that, in making its award to Supplier, Novation has materially relied on all representations, warranties and agreements made by Supplier and contained in this Agreement as part of the Bid and that all such representations, warranties and agreements will survive acceptance of the Bid

b. Use of Names, Etc. Supplier agrees that it will not use in any way in its promotional, informational or marketing activities or materials (i) the names, trademarks, logos, symbols or a description of the business or activities of Novation or any Client, Authorized Distributor or Member without in each instance obtaining the prior written consent of the person owning the rights thereto; or (ii) the award or the content of this Agreement without in each instance obtaining the prior written consent of Novation.

c. Optional Purchasing or Leasing Arrangements. Supplier shall reserve the right to contract directly with each Member for Products included in this Agreement in exceptional circumstances aside from the Supplier’s optional purchasing arrangements included in Exhibit D; provided, however, Supplier shall give prior notice to Novation in writing of such exceptional circumstances and the essential terms of such agreement. Additional value required in such exceptional cases will. be defined in an individual contract that will, at Novation’s . discretion, be an exhibit to the Supplier Agreement. Supplier shall maintain the Reporting Requirements and fees (“Fees”) payable to Novation in Sections 5 and 7 for Products purchased through such independent contracts in recognition of the Novation contribution to and support for any, such exceptional independent arrangement required. In addition, Supplier shall obtain Novation’s written consent prior to offering to sell to any Member, or to any Authorized Distributor purchasing for resale to any Member, any Product covered by this Agreement, which sale is contingent, in, whole or part, on such Member’s or Authorized Distributor’s purchase of a product that is not covered by this Agreement, or vice versa. Notwithstanding Novation’s written consent to such a sale, every Member and Authorized Distributor shall always have the option to purchase Products covered by this Agreement by themselves (i.e., not contingent on the purchase of another product), at the Award Prices.

d. Market Competitive Pricing and Terms.

•

Pricing. Supplier will lower the Award Prices or increase any discount applicable to the purchase of the Products as necessary to assure market competitiveness, and in addition Supplier, agrees to retrospectively, from the time of notification by Novation, lower the Award Prices or increase any discount applicable to the purchase of the Products for a specific member or group of members at all times in the event Supplier offers pricing that is lower than pricing offered hereunder to any similarly situated competitor of such member or group of members.

•

Non-price Terms. Supplier will improve non-price terms, such as quality, technology. or other non-price financial value as necessary to assure . market competitiveness, and in addition Supplier agrees to adjust non-price terms for a specific member or group of members at all times in the event Supplier offers more favorable non-price terms to any competitor of such member or group of members.

If at any time during the Term Novation receives information from any source that indicates. Supplier’s pricing or non-price terms are not market competitive, Novation may provide written notice of such information to Supplier, and Supplier will, within five (5) business days for Novation’s private label Products and within ten (10) business days for all other Products, advise Novation in writing of all adjustments necessary to assure market competitiveness.

e. Notification of Changes in Pricing Terms. Supplier will provide not less than sixty (60) days’ prior written notice to Novation, with respect to all Products, and not less than forty five (45) days’ prior written notice to all Authorized Distributors, with respect to Supplies, or all Members, with respect to Equipment and Services, of any change in pricing terms (such as list prices, discounts or pricing tiers or schedules) permitted or required by this Agreement.

f. Underutilized Businesses. Certain Members may be. required by law, regulation and/or internal policy to do business with underutilized businesses and Supplier will assist Novation in helping. Members meet these requirements by complying with all Novation policies and programs with respect to such businesses. Novation, in its discretion, may make an award and/or negotiate another agreement with a HUB in addition to any sole or multi-source award.

g. E-Commerce Business. Certain Members have chosen to utilize the services of the Marketplace@Novation™ through Novation’s relationship with Neoforma, Inc. (“Neoforma”), to transact business associated. with this Agreement with Supplier. To assist Novation in helping Members meet those needs, Supplier agrees to sign, prior to the issuance of any Award letter, and comply with Novation E-Commerce Agreement attached hereto as Exhibit F and support Novation’s programs with respect to e-commerce

3. PRODUCT. SUPPLY.

a. Delivery and Invoicing. On and after the Effective Date, Supplier agrees to promptly deliver Equipment and Services ordered by the Members to the Members, and Supplies ordered by the Authorized Distributors on behalf of the Members to the Authorized Distributors, FOB origin, and will direct its invoices to the ordering organization in accordance with this Agreement. Supplier agrees to prepay and add charges, if any, for transporting Products to either the Authorized Distributors or the Members. Supplier will, at Member’s option, provide insurance on Products during shipment, to be prepaid and invoiced to the Member with the cost of freight. Payment terms are specified in Exhibit B. Within seven (7) calendar days after receipt of a purchase order from, a Member, Suppler will provided estimated lead time from the date of a Member’s purchase order until delivery of the Product at the Member’s location. The actual delivery lead times may be increased by the ordering Member based on its needs. Unless otherwise agreed, Members will pay Supplier’s. invoice within 30 days of receipt.

b. Return or Recall of Products. Any Member or Authorized Distributor, in addition to and not in limitation of any other rights and remedies, will have the right to return Products to Supplier, in accordance with Supplier’s return goods policy as attached hereto as Exhibit G. In addition, Supplier will reimburse Members for any cost associated with any Product corrective action, withdrawal or recall requested by Supplier or required by any governmental entity. In the event a product recall or a court action impacting supply occurs, Supplier will notify Novation in writing within forty-eight (48) hours for FDA Class I or Class II recalls or action and within five (5) business days of any other such recall or action. Supplier’s obligations in this Subsection will survive the expiration or earlier termination of this Agreement.

c. Supplies. Supplies necessary for the operation of the Equipment will be made available by Supplier to the Authorized Distributors for resale to the Members at the prices or discounts listed on Exhibit A. All warranties and guarantees will remain in force regardless of the source from which the Member purchases Supplies.

d. Manuals/Schematics/Inspection Procedures. Supplier will provide; to the Members two complete and unabridged sets of operator service manuals for each model of Equipment purchased or leased, including all, subassemblies and peripheral devices (including those manufactured by others). The technical service manuals furnished to the Members will be sufficient for normal servicing of Equipment in or out of warranty.

e. Site Preparation. Supplier will `provide the Members with a specific description of pre-installation planning and site preparation services and-site preparation costs at the time the Member requests a quote from Supplier.

f. Installation/Assembly. When the Member requests a quote from Supplier, Supplier will provide as part of the quote a detailed description of the installation and/or assembly requirements, including, but not limited to, electrical, mechanical (HVAC), structural (including seismic where applicable), and plumbing requirements. Based on past installations and a review of the Member’s site, Supplier will provide an estimate of the cost that the Member will bear for each component of the installation and/or assembly, regardless if supplied by Supplier or the Member. The Member will specify whether Supplier or the Member will be responsible for the installation and/or assembly. If Supplier is specified as. having responsibility for the installation and/or assembly, Supplier will include estimated dates and times for installation and/or assembly as part of the agreed delivery schedule referred to in Subsection 3.a. above. If the Member will be taking the responsibility for installation and/or assembly, Supplier will contact the individual selected by the Member that will be responsible for the installation and/or assembly of the Equipment.

g. Installation/Environmental Issues. Supplier will bear all costs associated with the removal of packaging, crating and other material associated with the installation of the Equipment. Supplier, at the discretion of the Member, will remove the retired equipment at a cost previously agreed to with the Member, including any expenses associated with the proper disposal of hazardous or other wastes.

h. Member Services. Supplier will consult with each Member to identify the Member’s policies relating to access to facilities and personnel. Supplier will comply with such policies and will establish a specific timetable for sales calls by sales representatives and, if applicable, service calls by service representatives, to satisfy the needs of the Member. Supplier will promptly respond to Members’ reasonable requests for verification of purchase or leasing history.

i. Training. Supplier will, unless otherwise agreed to by Novation, at no cost for tuition to the Member, allow a minimum of two (2) of the Member’s staff members to attend Supplier’s technical service training at a mutually agreed upon location within sixty (60) days after Member’s written request. Supplier will also allow the Member to reproduce all training material for use by the Member’s personnel at the Member’s facility. In addition, Supplier will provide in-service training for both operators and technical service staff of the Member at the Member’s- site at Supplier’s own cost as follows, unless otherwise agreed to by Novation: one week of training on-site at Member’s site prior to installation and as agreed by Member and Supplier for up to sixty (60) days after installation. Supplier will provide follow-up in-service training as agreed by Supplier and the Member for the life of the Equipment at no additional charge regardless of where the training is performed.

4. PRODUCT QUALITY.

a. Free From Defects. Supplier warrants the Products, including, but not limited to, all attachments, subsystems and components thereof, against defects in material, workmanship, design and manufacturing for the warranty period set forth in Exhibit E attached hereto (“Warranty Period”). Supplier will make all necessary arrangements to assign such warranty to the Members. Supplier further represents and warrants that the Products will conform to the specifications, drawings, and samples furnished by Supplier or contained in the Non-Price Specifications and will be safe for their intended use. If any Products are defective and a claim is made by a Member or an Authorized Distributor on account of such defect during the Warranty Period, Supplier will, at the option of the Member or the Authorized Distributor, either replace the defective Products or credit the Member or the Authorized Distributor. Supplier will bear all costs of returning and replacing the defective Products, as well as all risk of loss or damage to the defective Products from and after the time they leave the physical possession of the Member or the Authorized. Distributor. The warranties contained in this Subsection will survive any inspection, delivery, acceptance or payment by a Member or an Authorized Distributor. This Subsection and the obligations contained herein will survive the expiration or earlier termination of this Agreement. The remedies set forth in this Subsection are in addition to and not a limitation on any other rights or remedies that may be available against Supplier.

b. New Technology.

(i)

During the Term, Supplier will disclose to Novation new technology developed by Supplier which provides the same function as the Products. Upon introduction of the new technology by Supplier, each Member will be provided the option to exchange or upgrade any Product purchased hereunder for the new technology at mutually agreed pricing and upon the terms and conditions set forth in Exhibit B attached hereto. In the event Supplier fails to provide such option to the Members, (1) Novation will have the right to terminate any or all of the Products which have been superceded by such new technology providing the same function as the Products or (2) Novation may elect at its discretion to contract with one or more additional suppliers of comparatively similar new technology.

(ii)	If at any time during the Term new technology (as defined by a Novation Council) for a product becomes available from any source which provides incremental patient care benefits and/or incremental safety benefits over technology currently available under this Agreement, Novation shall provide written notice of such information to Supplier and may elect to contract with a third party vendor, or terminate the Agreement and re-bid the category so Members have access to New Technology at all times. Such action will not constitute a . breach of this Agreement by Novation.

c. Warranty Service. All warranty repairs will have twenty-four (24) hour coverage at no additional charge where the Member will be allowed to determine whether the service response may be postponed until the following working day. During the Warranty Period, in the event the Equipment is inoperable for any reason, Supplier agrees to provide a loaner of the Equipment of identical (compatible with the system the Member is using) or superior type to the Member at its site at no additional charge during the term of this Agreement. The loaner equipment will be available and delivered to the Member’s site within twenty-four (24) hours of request at no charge to Member.

d. Replacement Parts. Replacement parts supplied by Supplier pursuant to a qualified service provider agreement to be separately executed by Supplier and Member at any time, whether during or after the Warranty Period or the term of any service agreement, will be newly manufactured parts or assemblies, unless the Member agrees otherwise. In the case where new parts are not available, the service representative may install rebuilt parts in order to make the unit operational. Within thirty (30) days after the repair, the rebuilt parts must be replaced with newly manufactured parts. The Member may retain parts removed from the Equipment and all parts that are not eligible for or are not returned by the Member for Supplier credit will remain the property of the Member. In all cases where Supplier is permitted to charge the Member for parts, Supplier will only replace and charge for parts necessary to bring the Equipment to operating condition. Supplier will warrant replacement parts and labor associated with such replacement parts for the period of time set forth in Supplier’s standard warranty.

e. Service Response Time. Supplier guarantees a response time of one (1) hour by .phone and for onsite as agreed. to by the Member for all warranty, contract or time and materials service calls requested by any Member during the life of the Equipment.

f. Uptime Guarantee. For any calendar quarter during the Warranty Period and the term of any service agreement, Supplier guarantees that the Equipment will maintain a level of uptime equal to or better than 98%. Uptime will be calculated using the following formula:

Uptime =	(T – TNF) X 100
T

where “T” is the total number of hours that the Equipment is. typically used per quarter (determined by multiplying the number of hours per day that the Equipment is typically used by the number of days per week that the Equipment is typically used, and multiplying the result by 13 weeks in a quarter), and “TNF” is the number of hours the Equipment or any component of the Equipment is not functional during the quarter (the hours calculated will only include those hours that the Equipment would typically be in use). If any portion of the total functionality of the Equipment is unavailable for operational use, the Equipment will be considered down. Downtime scheduled for preventive maintenance or any other scheduled event, including those for the convenience of Member, will not be included in the downtime calculation.

Member will calculate uptime after each calendar quarter. If uptime is less than 98%, any lost revenue suffered by the Member for downtime beyond the allowable 2% during the quarter will be paid by Supplier to the Member. Lost revenue will be calculated by multiplying the number of procedures that would have been performed or the number of times the Equipment would have been used during any downtime times the Member’s current charge rate per procedure or per use. The Member will give written notice to Supplier of its failure to meet the uptime requirement and the amount of lost revenues, and Supplier will pay such amount to the Member within thirty (30) days after receipt of the notice. In addition, Supplier will extend the Warranty Period or the service agreement without charge by one week for every hour the Equipment or component thereof is not operational beyond the allowable 2%.

g. Preventive Maintenance. There is no preventive maintenance associated with the Equipment or Supplies.

h. Upgrades. Commercially reasonable arrangements will be made to install all software upgrades within two (2) weeks after the release of any software upgrade.

i. Customization Software. Pricing relating to the customization of software and additional charges that the Member will incur for annual maintenance, training, documentation, backup, etc. is attached hereto as Exhibit A.

j. Operational Software. The form of software licensure agreements available to the Members will be included as part of any quote requested by a Member. All software necessary to operate the Equipment, unless otherwise provided in any exhibit hereto, will be licensed to the Member upon delivery of the Equipment. All new operational software that provides no additional functionality will be provided to the Member, at no charge, throughout the Warranty Period and thereafter throughout the term of any service agreement.

k. Diagnostic Software. There is no diagnostic software for Supplier Products.

l. Data Conversion/Interfaces. In the event that the Equipment requires conversion of data at the time of installation or assembly, Supplier agrees to perform this conversion either manually or electronically at no charge to the Member. A schedule of Supplier’s pricing for performing data conversion thereafter during the Warranty Period and after the warranty has expired is included in Exhibit A attached hereto. The data conversion will include all data requested by the Member in writing. Supplier will inform Member, in writing, of the length of time required to perform the conversion prior to the issuance of the purchase order and will perform the conversion within such time. Supplier will also include all interfaces requested by the Member at no charge, unless otherwise provided in Exhibit A, to connect the Equipment to other information systems owned by the Member and its affiliates.

m. Service Contract Cancellation. The Member reserves the right to cancel any service agreement, without cause or penalty, with thirty (30) days prior written notification to Supplier. Payment reimbursement will be prorated and Supplier will separate costs for preventive maintenance and repair for the purpose of allocating expenses. Supplier will be required to leave the Equipment in certifiable condition as deemed by the Member. Supplier will not cancel the contract without a minimum of sixty (60) day’s prior written notification to the Member. Cancellation of the contract will not affect Supplier’s response time and quality of support nor result in other penalties if. the Member elects to use Supplier for time and materials repairs, perform the work in-house or obtain- service from others.

n. Product Compliance. Supplier represents and warrants to Novation, the Clients, the Authorized Distributors and the Members that the Products are, if required, registered, and will not, be distributed, sold, leased or priced by Supplier in violation of any federal, state or local law. Supplier represents and warrants that as of the date of delivery to the Authorized Distributors, with respect to Supplies, or the Members, with respect to Equipment and Services, all Products will not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act and will not violate or cause a violation of any applicable law, ordinance, rule, regulation or order. Supplier agrees it will comply with all applicable Good Manufacturing Practices and Standards contained in 21 C.F.R. Parts 210, 211, 225, 226, 600, 606, 610, 640, 660, 680 and 820. Supplier represents and warrants that it will provide adequate warnings and instructions to inform users of the Products of the risks, if any, associated with the use of the Products. Supplier’s representations, warranties and agreements in this Subsection will survive the expiration or earlier termination of this Agreement.

o. Product Condition. Unless otherwise stated in the Non-Price Specifications or, unless agreed upon by a Member in connection with Products it may order, all Products will be new. Products, which are demonstrators, used, obsolete, seconds, or which have been discontinued are unacceptable unless otherwise specified in the Non-Price Specifications or the Member accepts delivery after receiving notice of the condition of the Products. A description of and pricing for demonstrators or refurbished Products is attached hereto as Exhibit A.

p. End-user license agreement. The Supplier End-user license agreement is included in the Supplier Warranty in Exhibit E.

5.	REPORTS AND OTHER INFORMATION REQUIREMENTS. Within twenty (20) days after the end of each full and partial month during the Term (“Reporting Month”), Supplier will submit to Novation a report in form and content reasonably satisfactory to Novation (“Net Sales Report”) and any other information during the time period required as set forth in the Information Requirements Guidebook. Such Guidebook may be found at the Novation website at www.novationco.com.

6. OBLIGATIONS OF NOVATION.

a. Information to Members and Authorized Distributors. After issuing the Award Letter, Novation, in conjunction with the Clients, will deliver a summary of the purchasing and/or leasing arrangements covered by this Agreement to each Member and each Authorized Distributor and will, from time to time, at the request of Supplier, deliver to each Member and each Authorized Distributor reasonable and appropriate amounts and types of materials supplied by Supplier to Novation which relate to the purchase or lease of the Products.

b. Marketing Services. Novation, in conjunction with the Clients, will market the purchasing and/or leasing arrangements covered by this Agreement to the Members. Such promotional services may include, as appropriate, the use of direct mail, contact by Novation’s field service delivery team, member support services, and. regional and national meetings and conferences. As appropriate, Novation, in conjunction with the Clients, will involve Supplier in these promotional activities by inviting Supplier to participate in meetings and other reasonable networking activities with Members.

7. FEES.

a. Calculation. Supplier will pay to Novation, as the authorized collection agent for each of the Clients and certain of each Client’s subsidiaries and affiliates, respectively (and not collectively), Fees belonging to any of the Clients or certain of their subsidiaries or affiliates equal to the Agreed Percentage of all Net Sales and net lease revenues of the Products to the Members directly or indirectly from Supplier, whether under the. pricing and other terms of this Agreement or under the terms of any other purchasing, leasing, licensing, financing or pricing arrangements that may exist between the Members and Supplier. As used herein, Net Sales shall mean invoiced sales of Products less related Product returns. The “Agreed Percentage” will be defined in the Award Letter. For Members that are also participants in another group purchasing organization or other similar organization to which Supplier also pays administrative fee under business relationship that is similar to its relationship with Novation established by this Agreement (a “GPO”), Supplier shall only be obligated to pay Fees hereunder for Member purchases if the Member has submitted .a Letter of Participation, included as an attachment in Exhibit B establishing that it is purchasing under the terms of this Agreement and not its agreement with the other GPO.

b. Payment. On or about the Effective Date, Novation will advise Supplier in writing of the amount determined by Novation to be Supplier’s monthly estimated Fees. Thereafter, Supplier’s monthly estimated Fees may be adjusted from time to time upon written notice from Novation based on actual purchase data. No later than the tenth (10th) day of each month, Supplier will remit the monthly estimated Fees for such month to Novation. On a calendar quarterly basis, the payment shall be adjusted to reflect the reconciliation between the actual Fees payable with the estimated Fees actually paid. Such, reconciliations will be made within forty (40) days after the close of each calendar quarter.

The check amount should be reconcilable with the Fee calculation on the applicable sales and revenue report. The reconciliation of the previous quarters’ estimated payments should be adjusted against the appropriate monthly estimated payment as scheduled above. Please also include this reconciliation information on the check remittance advice.

The following is an example of the reconciliation payment that would have been made for the first quarter of the year 2003. It shows the information that a supplier must specify on the remittance advice of a quarterly Fee reconciliation check. All other non-reconciliation months would require only the first three columns of information below to accompany payment.

Agreement Estimated	Estimated Payment	Month/Year	01/2003 Reconciliation	02/2003 Reconciliation	03/2003 Reconciliation	Total
MS80019	[...***...]	05/2003	[...***...]	[...***...]	[...***...]	[...***...]

Fee checks must be made payable to Novation, LLC and sent to:

If Sent, By First Class Mail:

Novation, LLC

75 Remittance Dr., Suite 1420

Chicago, IL 60675-1420

If Sent Via Courier (i.e., Federal Express, United Parcel Service, Messenger):

The Northern Trust Company

350 North Orleans Street

Receipt & Dispatch 8th Floor

Chicago, IL 60654

Attn: Novation, LLC, Lockbox Number 1420

Telephone No. (312) 444-3576

On the airbill please remember to list the bank’s telephone number, as recipient at this location You should also include your telephone number as the sender.

IMPORTANT REMINDER: ALL checks for Fees should be made payable to Novation, LLC, regardless of whether they are sent first-class mail or by courier. Under no circumstances should checks be made payable to The Northern Trust Company.

* Confidential Treatment Requested

8. COMPLIANCE WITH LAW AND GOVERNMENT PROGRAM PARTICIPATION.

a. Compliance With Law. Supplier represents and warrants that after due inquiry, it is, and for the Term shall be, in compliance with all federal, state and local statutes, laws, ordinances and regulations applicable to it (“Legal Requirements”) which are material to the operation of its business and the conduct of its affairs or, whether or not material to the operations of Supplier’s business and the conduct of its affairs relate in any way to Supplier’s sales of Product to Members or any contract with Novation, including Legal Requirements pertaining to the safety of the Products, occupational health and safety, environmental protection, nondiscrimination, antitrust, and equal employment opportunity. In the event of Supplier’s failure to comply with the foregoing, Novation may, in addition to any other legal remedy, have the right to immediately remove. from this Agreement any or all of the Product(s) subject to. such failure, with notice to Supplier, or to terminate this Agreement in its entirety pursuant to Section 12.a. During the Term, Supplier will: (1) promptly notify Novation of any lawsuits, claims, administrative actions or other proceedings asserted or commenced against it which assert in whole or in, part that Supplier is in noncompliance with any Legal Requirement which is material to the operation of its business and the conduct of its affairs or, whether or not material to the operations of Supplier’s business and the conduct of its affairs relate in any way. to Supplier’s sales of Product to Members or any contract with Novation, and (2) promptly provide Novation, with true and correct copies of all written notices of adverse findings from the U.S. Food and Drug Administration (“FDA”) and all written results of FDA inspections which pertain to the Products.

b. Government Program Participation. Supplier represents and warrants that it is not excluded from participation, and is not otherwise ineligible to participate, in a “Federal health care program as defined in 42 U.S.C. § 1320a-7b(f) or in any other government payment .program. In the event Supplier is excluded from participation, or becomes otherwise ineligible to participate in any such program during the Term, Supplier will notify Novation in writing within three (3) days after such event, and upon the occurrence of such event, whether or not such notice is given to Novation, Novation may immediately terminate this Agreement upon written notice to Supplier.

9. INSURANCE.

a. Policy Requirements. Supplier will maintain and keep in force during the Term product liability, general public liability, and property damage insurance against any insurable claim or claims which might or could arise regarding Products purchased or leased from Supplier. Such insurance will contain a minimum combined single limit of liability for bodily injury. and property damage in the amounts of not less than $2,000,000 per occurrence for product liability and $1,000,000 per occurrence otherwise, and $10,000,000 in the aggregate, and will name Novation, the Clients, the Members and the Authorized Distributors, as their interests may appear, as additional insureds. Supplier will provide to Novation in its Bid and thereafter within fifteen (15) days. after Novation’s request, an insurance certificate indicating the foregoing coverage, issued by an insurance company licensed to do business in the relevant states and signed by an authorized agent.

b. Self-Insurance. Notwithstanding anything to the contrary in Subsection a above, Supplier may maintain a self-insurance program for all or any part of the foregoing liability risks, provided such self-insurance policy in all material respects complies with the requirements applicable to the product liability, general public liability and property damage insurance set forth in Subsection a.

c. Amendments, Notices and Endorsements. Supplier will not amend, in any material respect that affects the interests of Novation, the Clients, the Members or the Authorized Distributors, or terminate said liability insurance or self insurance program except after thirty (30) days’ prior written notice to Novation and will provide to Novation copies of all notices and endorsements as soon as practicable after it receives or gives them.

10.

RELEASE AND INDEMNITY. SUPPLIER WILL RELEASE, INDEMNIFY, HOLD HARMLESS, AND, IF REQUESTED, DEFEND NOVATION, THE CLIENTS, THE MEMBERS AND THE AUTHORIZED. DISTRIBUTORS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, REGENTS, AGENTS, SUBSIDIARIES, AFFILIATES AND EMPLOYEES (COLLECTIVELY, THE “INDEMNITEES”), FROM AND AGAINST ANY THIRD PARTY CLAIMS, LIABILITIES, DAMAGES, ACTIONS, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES, EXPERT FEES AND COURT COSTS) OF ANY KIND OR NATURE, WHETHER AT LAW OR IN EQUITY, ARISING FROM. OR CAUSED IN ANY PART BY (1) THE BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT OF SUPPLIER CONTAINED IN THIS AGREEMENT OR IN THE BID; (2) THE CONDITION OF ANY PRODUCT, INCLUDING A DEFECT IN MATERIAL, WORKMANSHIP, DESIGN OR MANUFACTURING; OR (3) THE WARNINGS AND INSTRUCTIONS ASSOCIATED WITH ANY PRODUCT. IN ADDITION, SUPPLIER REPRESENTS AND WARRANTS THAT SALE OR USE OF THE PRODUCTS WILL NOT INFRINGE ANY UNITED STATES PATENT AND WILL, AT ITS OWN EXPENSE, DEFEND EVERY SUIT WHICH WILL ‘BE BROUGHT AGAINST NOVATION, THE CLIENTS, OR A MEMBER FOR ANY ALLEGED INFRINGEMENT OF ANY PATENT BY REASON OF THE SALE OR USE OF THE PRODUCTS AND WILL PAY ALL COSTS, DAMAGES AND PROFITS RECOVERABLE IN ANY SUCH SUIT. THIS SECTION AND THE OBLIGATIONS CONTAINED HEREIN WILL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS AGREEMENT. THE REMEDIES SET FORTH IN THIS SECTION ARE IN ADDITION TO AND NOT A LIMITATION ON ANY OTHER RIGHTS OR REMEDIES THAT MAY BE AVAILABLE AGAINST SUPPLIER. SUPPLIER SHALL HAVE NO LIABILITY OR RESPONSIBILITY OF ANY KIND TO ANY INDEMNITEE UNDER THIS SECTION (“INDEMNIFICATION”) UNLESS SUCH INDEMNITEE (I) PROMPTLY NOTIFIES SUPPLIER OF SUCH CLAIMS-, (H) GIVES SUPPLIER AN ADEQUATE .OPPORTUNITY TO DEFEND,: INCLUDING, COMPLETE CONTROL OF SUCH DEFENSE, AND (III). PROVIDES REASONABLE ASSISTANCE TO SUPPLIER, AT SUPPLIER’S EXPENSE AND REQUEST, IN CONNECTION WITH THE DEFENSE AND SETTLEMENT OF ANY SUCH CLAIM. SUPPLIER SHALL HAVE NO LIABILITY FOR SETTLEMENTS MADE WITHOUT SUPPLIER’S EXPRESS WRITTEN CONSENT. SHOULD ANY INDEMNITEE DESIRE TO HAVE ITS OWN COUNSEL PARTICIPATE IN ANY SUCH ACTION, THE COST OF SUCH COUNSEL SHALL BE EXCLUSIVELY INDEMNITEE’S. NOTWITHSTANDING THE ABOVE, SUPPLIER SHALL NOT BE LIABLE FOR ANY INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR FOR ANY LIABILITY, LOSS, DAMAGES, COSTS OR EXPENSES WHICH AN INDEMNITEE MAY INCUR AS A RESULT OF ANY INJURY, ILLNESS OR DEATH RESULTING FROM (A) ALTERATIONS OR MODIFICATIONS TO THE PRODUCTS MADE BY

INDEMNITEE OR OTHERS (OR BY SUPPLIER, IN THE CASE OF AN INFRINGEMENT CLAIM) AT . INDEMNITEE’S REQUEST, (B) ELECTRICAL/ELECTRONICS, SOFTWARE/FIRMWARE, SENSORS, OR PRODUCT INTERFACE NOT FURNISHED BY SUPPLIER, (C) COMBINATION OF THE PRODUCTS WITH OTHER APPARATUS OR TECHNOLOGY NOT FURNISHED OR, IN THE CASE OF INFRINGEMENT CLAIMS, SPECIFIED IN WRITING BY SUPPLIER, (D) USE OF PRODUCTS OR COMPONENTS NOT SUPPLIED BY SUPPLIER, (E) USE OF PRODUCTS NOT PERMITTED UNDER THIS AGREEMENT, OR (F) FOR ANY CLAIMS NOT RELATED DIRECTLY TO THE PRODUCTS.

11.	BOOKS AND RECORDS; FACILITIES INSPECTIONS. Supplier agrees to keep, maintain and preserve complete, current and accurate books, records and accounts of the transactions contemplated by this Agreement and such additional books, records and accounts as are necessary to establish and verify Supplier’s compliance with this Agreement. All such books, records and accounts will be available for inspection and audit by Novation representatives at any time during the Term and for two (2) years thereafter, but only during reasonable business hours and upon reasonable notice. Novation agrees that its routine audits will not be conducted more frequently than twice in any consecutive twelve (12) month period. In addition, Supplier will make its manufacturing and packaging facilities available for inspection from time to time during the Term by Novation representatives, but only during reasonable business hours and upon reasonable notice and no more frequently than once in any 12 month period. The exercise by Novation of the right to inspect and audit is without prejudice to any other or additional rights or remedies of either party.

12.	TERMINATION. Either party may terminate this Agreement at any time for any reason whatsoever by delivering not less than ninety (90) days’ prior written notice thereof to the other. In addition, either party may terminate this Agreement immediately by delivering written notice thereof to the other upon the occurrence of either of the following events:

(a) The other party breaches this Agreement and does not cure such breach within thirty (30) days of receipt of such notice, except for Supplier’s monetary breach, for which a cure period of ten (10) days shall be allowed; or breach of Compliance with Laws, for which a cure period shall not be allowed; or

(b) The other party becomes bankrupt or insolvent or makes an unauthorized assignment or goes into liquidation or proceedings are initiated for the purpose of having a receiving order or winding up order made against it or the other party and applies to the courts for protection from its creditors.

13. CONFIDENTIAL INFORMATION.

a. Nondisclosure. Each party agrees that it will:

(1) keep strictly confidential and hold in trust all Confidential Information, as defined in Subsection 13.b. below, of Supplier, Novation, the Clients, the Authorized Distributors and the Members as applicable;

(2) not disclose the Confidential Information to any third party (unless required by law) without the prior written consent of the other party; and

(3) not later than thirty (30) days after the expiration or earlier termination of this Agreement, return to Supplier, Novation, the Client, the Authorized Distributor or the Member, as the case may be, the Confidential Information.

b. Definition. “Confidential Information,” as used in Subsection 13.a. above, will consist of all information, documents and materials relating to the technology, design, prices and usage of the Products, or other non-public information about Supplier, its employees, its customers, and its partners (including all information contained in the reports produced by Supplier pursuant to Section 5 above) and all documents and other materials of Novation, the Clients, the Authorized Distributors and the Members containing information relating to the programs of Novation, the Clients, the Authorized Distributors or the Members of a proprietary or sensitive nature not readily available through sources in the public domain.

c. HIPAA. If a Member determines, in its sole reasonable discretion, that Supplier is a “business associate,” as that term is defined in the privacy rules promulgated pursuant to The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) codified at 45 CFR Parts 160 and 164, Supplier will negotiate with Member a mutually acceptable written agreement which will govern Supplier’s access to “protected health information” as defined under HIPAA (a “Business Associate Contract”).

14. MISCELLANEOUS.

a. Choice of Law. This Agreement will be governed by and construed in accordance with the internal substantive laws of the State of Delaware and the Delaware courts will have jurisdiction over all matters relating to this Agreement; provided, however, the terms of, any agreement between Supplier and an Authorized Distributor or between Supplier and a Member will be governed by and construed in accordance with the choice of law and venue provisions set forth in such agreement.

b. No Assignment. No assignment of all or any part of this Agreement maybe made without the prior written consent of the other party which consent may not be unreasonably withheld. As used herein, “assignment” shall mean a transfer by virtue of operation of law, under an order of any court, or pursuant to any plan of merger, consolidation or sale of stock or assets. Any assignment of all or any part of this Agreement by either party will not relieve that party of the responsibility of performing its obligations hereunder to the extent that such obligations are not satisfied in full by the assignee. This Agreement will be binding upon and inure to the benefit of the parties’ respective successors and assigns.

c. Notices. Except as otherwise expressly provided herein, all notices or other communications required or permitted under this Agreement will be in. writing and will be deemed sufficient when mailed by United States mail, or delivered in person to the party to which it is to be given, at the address of such party set forth below:

If to Supplier:

To the address set forth by Supplier in the Bid

If to Novation:

Novation, LLC

Attn: General Counsel

125 East John Carpenter Freeway

Irving, TX 75062-2324

Or such other address as the party will have furnished in writing in accordance with the provisions of this Subsection.

d. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement will be prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. Each party will, at its own expense, take such action as is reasonably necessary to defend the validity and enforceability of this Agreement and will cooperate with the other party as is reasonably necessary in such defense.

e. Entire Agreement. This Agreement, together with the exhibits listed below, will constitute the entire agreement between Novation and Supplier. This Agreement, together with the exhibits listed below and each Authorized Distributor’s purchase order will constitute the entire agreement between each Authorized Distributor and Supplier. This Agreement, together with the exhibits listed below and each Member’s purchase and/or lease order and/or other applicable Form will constitute the entire agreement between each Member and Supplier. In the event of any inconsistency between this Agreement and an Authorized Distributor’s or Member’s purchase and/or lease order and/or other applicable Form, the, terms of this Agreement will control. In, the event of any inconsistency between this Agreement and an exhibit to this Agreement, the terms of this Agreement will control No other terms and conditions in any document, acceptance, or acknowledgment will be effective or binding unless expressly agreed to in writing. The following exhibits are incorporated by reference in this Agreement:

Exhibit A	Product and Service Description and Pricing

Exhibit B	Non-Price Specifications

Exhibit C	Award Letter

Exhibit D	Forms of Purchase, Lease, License, Financing and/or Service Agreements

Exhibit E	Warranty

Exhibit F	Novation E-Commerce Agreement

Exhibit G	Returned Goods Policy

[Other Exhibits Listed, if any]

SUPPLIER:	Masimo

ADDRESS:	40 Parker
Irvine, CA 92618

SIGNATURE:	/s/ J. Beyer
TITLE:	VP, National Accounts	DATE: Dec. 16, 2005

EXHIBIT A

PRODUCT AND SERVICE DESCRIPTION AND PRICING

[Final listing of products and/or services and prices covered by the Agreement]

I. PRODUCT LIST AND PRICING: See Attachment 1 to Exhibit A = Products and Pricing

Agreement Pricing Structure:

Price Tier	Tier Criteria	Comments

Tier 1	Access tier	Available to all Members

Tier 2	[...***...]

Tier 3	[...***...]	IDN Tier

II. LETTER OF PARTICIPATION. See Attachment 2 to Exhibit A = Letter of Participation

III. PRICE PROTECTION TERMS FOR OPTION YEARS - Pricing will remain firm for the initial term of the Agreement. Pricing for Option Years will be mutually negotiated between Supplier and Novation.

IV. OTHER.

Purchases from a supplier that does not offer the full product line will not count against a Member’s compliance level.

* Confidential Treatment Requested

NOVATION BID PRICING PULSE OXIMETRY CROSS-REFERENCE TEMPLATE	Attachment 1 to Exhibit A

									DUAL SOURCE
Generic Product Description	YOUR PRODUCT CODE	YOUR PRODUCT DESCRIPTION	UPN Number	CONTAINS LATEX?	SELLING UNIT OF MEASURE (SUOM)	QTY PER SUOM	LIST PRICE PER SUOM	TIER 1 (Access)	TIER 2 [...***...]	TIER 3 [...***...]
Multiparameter Pulse Oximeter Monitors Tabletop monitor with maximum motion tolerance and low perfusion performance	1803	Rad-O Traditional Tabletop Pulse Oximeter (Traditional tabletop means the unit is a one-piece design similar to competitive one-piece units but does not include an integral interface to physiological monitors as uniquely available with the Radical versions listed below).		No	Each	1	[...***...]	[...***...]	[...***...]	[...***...]
Tabletop monitor with maximum motion tolerance and low perfusion performance	1603	Rad-8 Traditional Tabletop Pulse Oximeter (Traditional tabletop means a one-piece design similar to competitive one-piece units but does not include the 3-in-1 feature uniquely offered with the Radical versions listed below. NOTE: Rad-8 is pending 510k clearance and general release in July of 2005 and is designed to be priced at or below the Rad-9 listed above).		No	Each	1
Tabletop monitor with maximum motion tolerance and low perfusion performance plus 3-in-1 (handheld/interace) features that are totally unique to Radical	R2DS-1	Radical, 3-in-1 Oximeter with blue screen & automatic display rotation plus Docking Station (includes Satshare, R8232, & Nurse Call Interface). Consists of p/n 1708 (Handheld) and p/n 1310 (RDS-1) Docking Station		No	Each	1
Tabletop monitor with maximum motion tolerance and low perfusion performance plus 3-in-1 (handheld/tabletop/interace) features that are totally unique to Radical	R2DS-1B	Radical, 3-in-1 Oximeter with blue screen & automatic display rotation plus Docking Station with extended battery option: (includes same interface options listed above) Consists of p/n 1708 (Handheld) and p/n 1311 (RDS-1B) Docking Station		No	Each	1
Tabletop monitor with maximum motion tolerance and low perfusion performance plus 3-in-1 (handheld/tabletop/interace) features that are totally unique to Radical	R2DS-3	Radical, 3-in-1 Oximeter with blue screen & automatic display rotation plus Docking Station (includes R8232 & Nurse Call Interface). Consists of p/n 1708 (Handheld) and p/n 1712 (RDS-3) Docking Station		No	Each	1

* Confidential Treatment Requested

									DUAL SOURCE
Generic Product Description	YOUR PRODUCT CODE	YOUR PRODUCT DESCRIPTION	UPN Number	CONTAINS LATEX?	SELLING UNIT OF MEASURE (SUOM)	QTY PER SUOM	LIST PRICE PER SUOM	TIER 1 (Access)	TIER 2 [...***...]	TIER 3 [...***...]
Tabletop monitor with maximum motion tolerance and low perfusion performance plus Pulse Co-Oximetry hardware platform and 3-in-1 (handheld/tabletop/interace) features that are totally unique to Radical	R7DS-1	Radical-7, 3-in-1 Oximeter with same features as R2DS-1 above except the handheld includes Rainbow SET hardware platform – which includes Masimo SET Sp02 plus the option to add other hemoglobin parameters such as C0Hb via s./w option. Consists of p/n 2012 (Handheld) and 1310 (RDS-1) Docking Station		No	Each	1	[...***...]	[...***...]	[...***...]	[...***...]
Tabletop monitor with maximum motion tolerance and low performance plus Pulse Co-Oximetry hardware platform and 3-in-1 (handheld/tabletop/interace) features that are totally unique to Radical	R7DS-1B	Radical-7, 3-in-1 Oximeter with same features as R2DS-1B above except it includes Rainbow SET hardware platform – which includes Masimo SET SpO2 plus the option to add other hemoglobin parameters such as COHb via s/w option. Consists of p/n 2012 (Handheld) and p/n 1311 (RDS-1B) Docking Station		No	Each	1
Tabletop monitor with maximum motion tolerance and low perfusion performance plus Pulse Co-Oximetry hardware platform and 3-in-1 (handheld/tabletop/interace) features that are totally unique to Radical	R7DS-3	Radical 7, 3-in-1 Oximeter with same features as R2D8-3 above except it includes Rainbow SET hardware platform – which includes Masimo SET SpO2 plus the option to add other hemoglobin parameters such as COHb via s/w option. Consists of p/n 2012 (Handheld) and p/n 1712 (RDS-3) Docking Station		No	Each	1
Additional Items:	1708	Radical Blue Screen Handheld with Masimo SET (Combined with choice of docking stations listed below)		No	Each	1
	2012	Radical 7 Blue Screen Handheld with Masimo Rainbow SET – which includes Masimo SET SpO2 + the Rainbow SET Pulse CO-Oximetry platform capable of adding other hemoglobin parameters such as COHb and others to be released in future (Combined with choice of docking stations listed below)		No	Each	1
	1310	Radical Docking Station RDS-1 (includes Satshare, RS232 & Nurse Call Interface).		No	Each	1
	1311	Radical Docking Station RDS-1B (includes same interface capabilities as RDS-1 above plus adds Extended Battery life)		No	Each	1
	1712	Radical Docking Station RDS-3 (includes RS232 & Nurse Call Interface)		No	Each	1

* Confidential Treatment Requested

									DUAL SOURCE
Generic Product Description	YOUR PRODUCT CODE	YOUR PRODUCT DESCRIPTION	UPN Number	CONTAINS LATEX?	SELLING UNIT OF MEASURE (SUOM)	QTY PER SUOM	LIST PRICE PER SUOM	TIER 1 (Access)	TIER 2 [...***...]	TIER 3 [...***...]
Handheld monitor with maximum motion tolerance and low perfusion performance	1883	Rad-5 Portable Oximeter, Premium, DCSC 1		No	Each	1	[...***...]	[...***...]	[...***...]	[...***...]
	1884	Rad-5v Portable Oximeter, DCSC 1		No	Each	1
	1891	Rad-5 Portable Oximeter, Premium, PC-04 & sensor kit		No	Each	1
	1892	Rad-5v Portable Oximeter, PC-04 & sensor kit		No	Each	1
	1957	Rad-5 Portable Oximeter, Premium, DC-IP & PC-04 Patient Cable		No	Each	1
	1958	Rad-5v Portable Oximeter, CD-IP & PC-04 Cable		No	Each	1
	2050	Rad-57 handheld Pulse CO-Oximeter capable of measuring Carbon Monoxide (COHb) plus SpO2 and pulse rate (includes Rainbow CDI-dc3 finger sensor that uses 8 wavelengths)		No	Each	1
	1842	Rad-5/5v Protective Boot – Gray		No	Each	1
	1980	Rad-5/5v Protective Boot – Yellow		No	Each	1
	1981	Rad-5/5v Protective Boot – Red		No	Each	1
	1982	Rad-5/5v Protective Boot – Orange		No	Each	1
	13158	Rad-5/5v Soft Carrying Case		No	Each	1

Extended Warranty/Service Agreements
		Rad-9 extended parts/labor warranty (per year)			Each	1
		Radical extended parts/labor warranty (per year – includes docking station)			Each	1
		Radical 7 extended parts/labor warranty (per year – includes docking station)			Each	1
		Rad-5/Rad-5v extended parts/labor warranty (per year)			Each	1
		Rad-57 extended parts/labor warranty (per year)			Each
Computer Software and Accessories
	1908	Trend/Com Trend Download Software			Each	1
	1909	Rad-5/5v PRONTO Trend download serial cable			Each	1
	2083	Rad-57 PRONTO Trend download serial cable			Each	1

Adult Adhesive Disposable Sensor	1912	LNOPv Adult-L (with standard tape)		N	Box	24
Adult Adhesive Disposble Sensor	1001	LNOP Adt (with max durability tape)		N	Box	20
Adult Adhesive Disposble Sensor	1829	LNOP Adix (with clear tear resistant tape)		N	Box	20
Adult Adhesive Disposble Sensor	1859	LNCS Adult (w/Integral Low Noise Cable)		N	Box	20

* Confidential Treatment Requested

									DUAL SOURCE
Generic Product Description	YOUR PRODUCT CODE	YOUR PRODUCT DESCRIPTION	UPN Number	CONTAINS LATEX?	SELLING UNIT OF MEASURE (SUOM)	QTY PER SUOM	LIST PRICE PER SUOM	TIER 1 (Access)	TIER 2 [...***...]	TIER 3 [...***...]
Adult Adhesive Disposable Sensor	1774	SPO2.com Adult (generic sensors, compatible w/Nelcor conventional spO2)		N	Box	24	[...***...]	[...***...]	[...***...]	[...***...]
Adult Adhesive Disposable Sensor	1828	LNOP Hi Fi Trauma Specialty Sensor		N	Box	20
Neonatal Adhesive Disposable Sensor	1831	LNOPv Neo-L (with standard tape)		N	Box	24
Neonatal Adhesive Disposable Sensor	1798	LNOP Neo-L (with max durability tape)		N	Box	20
Neonatal Adhesive Disposable Sensor	1002	LNOP Neo (with max durability tape)		N	Box	20
Neonatal Adhesive Disposable Sensor	1003	LNOP NeoPT (special Soft-Touch attachment)		N	Box	20
Neonatal Adhesive Disposable Sensor	1651	LNOP NeoPT-L (special Soft-Touch attachment)		N	Box	20
Neonatal Adhesive Disposable Sensor	1611	LNOP Neo Bridge (with max durability tape)		N	Box	20
Neonatal Adhesive Disposable Sensor	1612	LNOP NeoPT Bridge (special Soft-Touch attachment)		N	Box	20
Neonatal Adhesive Disposable Sensor	1862	LNCS Neo L (w/Integral Low Noise Cable)		N	Box	20
Neonatal Adhesive Disposable Sensor	1776	SPO2.com Neoate (generic sensors, compatible w/Nelicor conventional SpO2)		N	Box	24
Neonatal Adhesive Disposable Sensor	1828	LNOP Hi Fi Trauma Specialty Sensor		N	Box	20
Infant Adhesive Disposable Sensor	1832	LNOPv Infant-L (with standard tape)		N	Box	24
Infant Adhesive Disposable Sensor	1800	LNOP Inf-L (with max durability tape)		N	Box	20
Infant Adhesive Disposable Sensor	1861	LNCS Inf-L (w/integral Low Noise Cable)		N	Box	20
Infant Adhesive Disposable Sensor	1777	SPO2.com infant (generic sensors, compatible w/Nellcor conventional SpO2)		N	Box	24
Infant Adhesive Disposable Sensor	1871	LNOP Hi Fi In/Ped Trauma Specialty Sensor		N	Box	20
Pediatric Adhesive Disposable Sensor	1913	LNOP Pd-L (with standard tape)		N	Box	24
Pediatric Adhesive Disposable Sensor	1025	LNOP Pdt (with max durability tape)		N	Box	20
Pediatric Adhesive Disposable Sensor	1830	LNOP Pdtx (with clear tear resistant tape)		N	Box	20
Pediatric Adhesive Disposable Sensor	1860	LNCS-Pdtx (w/integral Low Noise Cable)		N	Box	20
Pediatric Adhesive Disposable Sensor	1775	SPO2.com Ped (generic sensors, compatible w/Nellcor conventional SpO2)		N	Box	24
Pediatric Adhesive Disposable Sensor	1871	LNOP Hi Fi In/Ped Trauma Specialty Sensor		N	Box	20
Adult Reusable Sensor	1580	LNOP DC-195 Finger Sensor		N	Each	1
Adult Reusable Sensor	1269	LNOP DCI Finger Sensor		N	Each	1
Adult Reusable Sensor	1883	LNCS DCI Finger Sensor		N	Each	1
Adult Reusable Sensor	1778	SPO2.COM RS-1 (generic sensors, compatible w/Nellcor conventional SpO2)		N	Each	1
Adult Reusable Sensor	1544	LNOP Multi-Site Sensor		N	Each	1
Adult Reusable Sensor		LNCS Multi-Site Y Sensor		N	Each	1

* Confidential Treatment Requested

									DUAL SOURCE
Generic Product Description	YOUR PRODUCT CODE	YOUR PRODUCT DESCRIPTION	UPN Number	CONTAINS LATEX?	SELLING UNIT OF MEASURE (SUOM)	QTY PER SUOM	LIST PRICE PER SUOM	TIER 1 (Access)	TIER 2 [...***...]	TIER 3 [...***...]
Adult Reusable Sensor	1794	LNOP TC-1 Ear/Tip Clip Sensor		N	Each	1	[...***...]	[...***...]	[...***...]	[...***...]
Adult Reusable Sensor	1895	LNCS TC-1 Ear/Tip Clip Sensor		N	Each	1
Adult Reusable Sensor	1793	LNOP TF-1 Forehead Sensor		N	Each	1
Adult Reusable Sensor	1896	LNCS TF-1 Forehead Sensor		N	Each	1
Adult Reusable Sensor	1396	DCSC Finger Sensor with Direct Connect to Monitor – No Pt Cable Required		N	Each	1
Pediatric Reusable Sensor	1276	LNOP DCIP Peditric Finger Sensor		N	Each	1
	1864	LNCS DCIP Peditric Finger Sensor		N	Each	1
Rainbow Sensors (Capable of Carbon Monoxide COHb + SpO2)	2051	Rainbow DCI-dc3, Adult Reusable Direct Connect Sensor, 3 ft, 1/box			Each	1
	2052	Rainbow DCI-dc12, Adult Reusable Direct Connect Sensor, 12 ft, 1/box			Each	1
	2053	Red DCI-dc3, Adult Reusable Direct Connect Sensor, 3 ft, 1/box			Each	1
	2054	Red DCI-dc12, Adult Reusable Direct Connect Sensor, 12 ft, 1/box			Each	1
Patient Cables	1173	PC04 Cable, 1/box, 4 ft. Patient Cable		N	Each	1
	1619	PC04-Ext Cable, 1/box, 4 ft. Extension Cable		N	Each	1
	1005	PC08 Cable, 1/box, 8 ft. Patient Cable		N	Each	1
	1006	PC-12 Cable, 1/box, 12 ft. Patient Cable		N	Each	1
	1645	AC-1 Adapter Cable		N	Each	1
	1520	PXC16 Mountable Extension Cable, 1/box, 16 ft. Extension Cable		N	Each	1
	1555	PXC30 Mountable Extension Cable, 1/box, 30 ft. Extension Cable		N	Each	1
	1557	PXC30 Mountable Extension Cable, 1/box, 50 ft. Extension Cable
	2017	LNC-4 Cable, 1/box, 4 ft. Patient Cable		N	Each	1
	1814	LNC-10 Cable, 1/box, 10 ft. Patient Cable		N	Each	1
Patient Cables SPO2.com	1810	NRC-180 Patient Cable, Nellcor 180 to SPO2.COM, 10 ft, 1/box		N	Each	1
	1811	NRC-395 Patient Cable, Nellcor 395 to SPO2.COM, 10 ft, 1/box		N	Each	1
	1949	NRC-P8 Patient Cable, Philips 8-pin to SPO2.COM, 10 ft., 1/box		N	Each	1
	1853	NRC-P12 Patient Cable, Philips 12-pin to SPO2.COM, 10ft, 1/box		N	Each	1
	1854	NRC-GE Patient Cable, GE to SPO2.COM, 10 ft., 1/box		N	Each	1
	1927	AC-1 Patient Cable, LNOP sensor to Nellcor device, 12 ft.		N	Each	1
Sensor Accessories	1053	Replacement Posey Wrap Bag for LNOP NeoPt and NeoPI-Bridge Sensors, 12/pack		N	Bag	12

* Confidential Treatment Requested

									DUAL SOURCE
Generic Product Description	YOUR PRODUCT CODE	YOUR PRODUCT DESCRIPTION	UPN Number	CONTAINS LATEX?	SELLING UNIT OF MEASURE (SUOM)	QTY PER SUOM	LIST PRICE PER SUOM	TIER 1 (Access)	TIER 2 [...***...]	TIER 3 [...***...]
	1054	Replacement Tapes Bag for LNOP Neo and Neo-Bridge Sensors, 100/pack		N	Pack	100	[...***...]	[...***...]	[...***...]	[...***...]
	1926	Replacement wrap for 1651 LNOP NeoPt-L sensor		N	Pack	10
	1799	Replacement Tapes for 1798 LNOP Neo-L Sensors, 100/Pack		N	Pack	100
	1801	Replacement Tapes for 1800 LNOP Inf-L Sensors, 100/pack		N	Pack	100
	1596	CleanShield Multiple Wrap, 100/box, Adult/Pediatric/Neonatal adhesive attachment wraps for LNOP YI Multiple Reusable Sensor		N	Box	100
	1597	Standard Multisite, 100/box, Adult/Pediatric/Neonatal adhesive attachment wraps for LNOP Y1 Multiple Reusable Sensor		N	Box	100
	1598	Standard Petite Wrap, 100/box, Adult slender digit/Pediatric/Neonatal adhesive attachment wraps for LNOP Y1 Multiple Reusable Sensor		N	Box	100
	1602	Foam Wraps for LNOP Y1 Sensors, 12/pack		N	Pack	12
	1601	Accessory Clothing Clips, 5/pack		N	Pack	5
	1600	Accessory Adhesive Squares, (144 squares per pack)		N	Pack	144
	1608	Headband for LNOP/LNCS TF-1		N	Pack	5
	1903	Adhesive Pad LNOP/LNCS TF-1		N	Pack	20
Radical Accessories	1315	Replacement Battery, Radical Handheld		N	Each	1
	1317	Radical Pole Clamp		N	Each	1
	1395	Radical Handheld Lock		N	Each	1
	1584	Radical Power Cord Lock, 5/pack		N	Each	1
	1904	Rad-9 Power Cord Lock, 5/pack		N	Each	1
	1595	SatShare Cable, AT01, Masimo		N	Each	1
	1324	SatShare Cable, DO01, Masimo		N	Each	1
	1326	SatShare Cable, DO02, Masimo		N	Each	1
	1528	SatShare Cable, DO03, Masimo		N	Each	1
	1533	SatShare Cable, DO04, Masimo		N	Each	1
	1325	SatShare Cable, DS01, Masimo		N	Each	1
	1539	SatShare Cable, DS02, Masimo		N	Each	1
	1357	SatShare Cable, HP02, Masimo		N	Each	1
	1321	SatShare Cable, M!01, Masimo		N	Each	1
	1367	SatShare Cable, NK01, Masimo		N	Each	1
	1368	SatShare Cable, NK02, Masimo		N	Each	1
	1366	SatShare Cable, OH01, Masimo		N	Each	1
	1648	SatShare Cable, OH02, Masimo		N	Each	1
	1323	SatShare Cable, SL01, Masimo		N	Each	1
	1362	SatShare Cable, SL02, Masimo		N	Each	1

* Confidential Treatment Requested

									DUAL SOURCE
Generic Product Description	YOUR PRODUCT CODE	YOUR PRODUCT DESCRIPTION	UPN Number	CONTAINS LATEX?	SELLING UNIT OF MEASURE (SUOM)	QTY PER SUOM	LIST PRICE PER SUOM	TIER 1 (Access)	TIER 2 [...***...]	TIER 3 [...***...]
	1322	SatShare Cable, SM01, Masimo		N	Each	1	[...***...]	[...***...]	[...***...]	[...***...]
	1605	SatShare Extension Cable, Masimo		N	Each	1
	11901	Radical User Manual – Danish, Masimo		N	Each	1
	11902	Radical User Manual – Dutch, Masimo		N	Each	1
	11601	Radical User Manual – English, Masimo		N	Each	1
	11715	Radical User Manual – French, Masimo		N	Each	1
	11714	Radical User Manual – German, Masimo		N	Each	1
	11716	Radical User Manual – Italian, Masimo		N	Each	1
	11717	Radical User Manual – Portuguese, Masimo		N	Each	1
	11718	Radical User Manual – Spanish, Masimo		N	Each	1
	11903	Radical User Manual – Swedish, Masimo		N	Each	1
	12114	Radical Service Manual, Masimo		N	Each	1
	1593	Masimo Tester		N	Each	1
Modules and Upgrades	1795	Masimo Tester with cable		N	Each	1
	1846	Masimo SET IntellVue Module (Module and Patient Cable)		N	Each	1
	1847	Masimo SET IntellVue Patient Cable		N	Each	1
	1881	Masimo VueLink Module (and VueLink cable)		N	Each	1
	1841	Masimo Set VueLink cable		N	Each	1
	12949	GE Tram upgrade (see note)		N	Each	1
	13108	GE Dash upgrade (see note)		N	Each	1
RadLink Supplemental Alarm Paging System				N
	1878	RadLink Tranceiver Kit, 467.8MHz (incl tranclever, pwr supply, serial cable, mounting bracket and antenna)			Each	1
	1879	RadLink 4-Line Pager, 467.8MHz (includes battery and belt clip)			Each	1
	1880	RadLink Tranceiver Programming Kit (One required per installation. Includes RadLink Master Tranceiver, power supply, serial cable, antenna and mounting hardware, installation Software CD, and Nul Modern Serial Programming Cable) Without Laptop Windows			Each	1
RadLink Accessories	1878-Inst	Installation and initial configuration for RadLink transceiver. (one required per transceiver, does not include travel or expenses)			Each	1
	1888	RadLink mounting bracket for Radical (includes mounting screws)			Each	1
	12992	RadLink spare power supply			Each	1

* Confidential Treatment Requested

									DUAL SOURCE
Generic Product Description	YOUR PRODUCT CODE	YOUR PRODUCT DESCRIPTION	UPN Number	CONTAINS LATEX?	SELLING UNIT OF MEASURE (SUOM)	QTY PER SUOM	LIST PRICE PER SUOM	TIER 1 (Access)	TIER 2 [...***...]	TIER 3 [...***...]
	12993	RadLink spare antenna			Each	1	[...***...]	[...***...]	[...***...]	[...***...]
	30859	RadLink serial cable – RadLink to Radical, 18”			Each	1
	13179	RadLink Pager Belt Clip			Each	1

* Confidential Treatment Requested

Attachment 2 to EXHIBIT A

LETTER OF PARTICIPATION

Masimo Pulse Oximetry Equipment and Sensors (MS50662)

                                 (Customer), an eligible member of VHA or UHC or affiliate (circle one), chooses Novation as their GPO of choice and agrees to participate in the                              products agreement dated                             , between Novation and                                 .

CUSTOMER INFORMATION

Name MEMID

Address City/State/ZIP

Supplier Account No. Phone

Contact Date
Name and Title

Customer Signature Date

Name and Title Title

MASIMO SALES INFORMATION

Masimo Sales Representative Date

Signature Title

NOVATION-INFORMATION

Submitted By Phone No.

Member ID No.: Date:

Fax to: Novation Contract Administration at 877/NOVAFRM (668-2376).

Problems? Contact us at novafrm@novationco.com.

EXHIBIT B

NON-PRICE SPECIFICATIONS

[Final contract specifications]

I. TERM:

Agreement term shall be from March 1, 2006 through February 28, 2009. Novation has the option to renew for two (2) additional one-year terms.

II. FEES Fees are 2% per the terms of Section 7:Fees

III. VALUE ADDED PROGRAMS & SERVICES

PROGRAM NAME	DESCRIPTION	CRITERIA/TERMS	COST
Masimo University	Masimo Corporation’s eLearning site with innovative e-Inservicing. Masimo has developed this customized online program to provide our customers with a general clinical and historical knowledge of pulse oximetry, as well as a working knowledge of Masimo SET products	You must be a Masimo registered customer to gain access to our training courses.	Free to Masimo customers

IV. OTHER (if applicable)

B-1

EXHIBIT C AWARD LETTER

December 13, 2005

Jim Beyer

VP of National Accounts

Masimo Corporation

40 Parker Road

Irvine, CA 92618

1. Subject: Acceptance of Bid (Supplier Agreement # MS50662)

Dear Jim,

Novation, LLC (“Novation”), acting in its capacity as agent for VHA, UHC, and HPPI, respectively (and not collectively) and certain of their respective subsidiaries and affiliates, accepts your dual supplier proposal (Bid Certification) for Pulse Oximetry Stand Alone, Hand Held and Third Party Sensors categories in response to our Invitation To Bid for Pulse Oximetry & Related Products dated April 25, 2005, which was signed and dated by you on May 25, 2005. The Supplier Agreement, to which this letter will be attached as an Exhibit, will represent the final agreement between the parties for Pulse Oximetry & Related Products. You will sign and date that Supplier Agreement.

The “Agreed Percentage” for the Fee will be two percent (2%).

The term of this Agreement will be for a period of three years, effective March 1, 2006, with two one-year renewal options at Novation’s discretion. In addition, please be advised that Novation may elect to contract with Historically Underutilized Business (HUB) manufacturers for such products.

Novation looks forward to a successful implementation of this Agreement.

Sincerely,

/s/ Larry McComber
Larry McComber
Senior Vice President
{Novation, LLC}

C-1

EXHIBIT D

FORMS OF PURCHASE, LEASE, LICENSE, FINANCING

AND/OR SERVICE AGREEMENTS

Deferred Sensor Committed Program:

Committed members of VHA, UHC and HPPI committing to purchase a minimum annual quantity of pulse oximetry sensor Products from Seller for a specified term shall be eligible to participate in Seller’s Deferred Sensor Commitment Program (“Deferred Sensor Committed Program”). Committed member participants electing to participate in Seller’s Deferred Sensor Commitment Program shall receive at no additional cost Seller’s oximetry equipment Products when committing to purchase a specified annual quantity of Seller’s sensor Products, at the prices set forth in Exhibit A, throughout the duration of a mutually agreed upon term. Such annual quantity requirement shall be mutually agreed upon by the Committed member of VHA, UHC or HPPI and Seller based on the individual members prior (12) month sensor utilization. Members participating in this program will be required. to execute Seller’s Deferred Sensor Commitment Program agreement.

Deferred Sensor Committed Program with Capitation:

Committed members of VHA, UHC and HPPI electing to have a fixed monthly payment schedule for their sensors and oximetry equipment Product requirements may participate in Seller’s Sensor Deferred Purchase Program with Capitation (“Deferred Sensor Committed Program with Capitation”). Under Seller’s Sensor Deferred Purchase Program with, Capitation, the Committed members of VHA, UHC and HPPI and Seller identify the sensor and oximetry equipment Product needs, at the pricing set forth in Exhibit A, for a mutually agreed upon term and mutually agree upon an appropriate fixed monthly payment schedule for such total Product requirements. Members participating in this program will be required to execute Seller’s Sensor Deferred Purchase Program with Capitation agreement.

Deferred Sensor Committed Program with Guarantee Sensor Reduction:

Committed members of VHA, UHC and HPPI committing to purchase a minimum annual quantity of pulse oximetry sensors Products from Seller for a specified term shall be eligible to participate in Seller’s Deferred Sensor Commitment Program with Guarantee Sensor Reduction (“Deferred Sensor Committed Program with Guarantee Sensor Reduction”). Under Seller’s Sensor Deferred Purchase Program with Guarantee Sensor Reduction, the Committed members of VHA, UHC and HPPI and Seller identify the sensor and oximetry equipment Product needs, at the pricing set forth in Exhibit A, for a mutually agreed upon term and mutually agree upon sensor reduction guarantee. Members participating in this program will be required to execute Seller’s Sensor Deferred. Purchase Program with Capitation agreement.

D-1

Exhibit E

Radical Manual

Warranty

Masimo warrants to the initial purchaser that each new pulse oximeter will be free from defects in workmanship or materials for a period of one (1) year from the date of purchase. Masimo’s sole obligation under this warranty is to repair or replace any product that Masimo deems to be covered under warranty with a repaired or a replacement pulse oximeter.

Battery is warranteed for six (6) months from date of purchase.

To request a replacement under warranty, contact the licensed manufacturer or Masimo for a returned goods authorization. If the licensed manufacturer or Masimo determines that a product must be replaced under warranty, it will be replaced and the cost of shipment covered. All other shipping costs shall be the responsibility of the purchaser.

Exclusions

This warranty does not extend to any product that has been subject to misuse, neglect or accident; that has been damaged by causes external to the Product; that has been used in violation of the operating instructions supplied with the product. The warranty does not extend to any product that has been connected to an unlicensed instrument system, modified accessories or any unit that has been disassembled or reassembled by anyone but an authorized Masimo agent.

THIS WARRANTY, TOGETHER WITH ANY OTHER EXPRESS WRITTEN WARRANTY THAT MAY BE ISSUED BY MASIMO IS THE SOLE AND EXCLUSIVE WARRANTY AS TO MASIMO’S PRODUCTS. THIS WARRANTY IS EXPRESSLY IN LIEU OF ANY ORAL OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. MASIMO SHALL NOT BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL LOSS, DAMAGE OR EXPENSE DIRECTLY OR INDIRECTLY ARISING FROM THE USE OR LOSS OF USE OF ANY PRODUCTS.

End-user license agreement

THIS DOCUMENT IS A LEGAL AGREEMENT BETWEEN YOU, THE “PURCHASER,” AND Masimo Corporation (“MASIMO”). IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT, PROMPTLY RETURN THE ENTIRE. PACKAGE, INCLUDING ALL ACCESSORIES, IN THEIR ORIGINAL PACKAGE, WITH YOUR SALES RECEIPT TO MASIMO FOR A FULL REFUND.

1. Grant of License: In consideration of payment of the license fee, which is part of the price paid for this product, MASIMO grants to Purchaser a nonexclusive, nontransferable license, without right to sublicense, to use the copy of the incorporated software/firmware and

E-1

documentation in connection with Purchaser’s use of the Masimo Products for their labeled purpose. MASIMO reserves all rights not expressly granted to Purchaser.

2. Ownership of Software/Firmware: Title to, ownership of, and all rights and interests in, any MASIMO software and/or firmware and the documentation, and all copies thereof, remain at all times vested in MASIMO Corporation, licensor to MASIMO, and they do not pass to Purchaser.

3. Assignment: Purchaser shall not assign or transfer this License, in whole or in part, by operation of law or otherwise, without MASIMO’s prior written consent; any attempt without such consent, to assign any rights,. duties or obligations arising hereunder shall be void.

4. Copy Restrictions: The software/firmware and the accompanying written materials are copyrighted. Unauthorized copying of the software, including software that has been modified, merged, or included with other software, or other written. materials is expressly forbidden. You may be held legally responsible for any copyright infringement that is cause or incurred by your failure to abide by the terms of this license. Nothing in this license provides any rights beyond those provided by 17 U.S.C. § 117.

5. Use Restriction: As the Purchaser, you may physically transfer the products from one location to another provided that the software/firmware is not copied. You may not electronically transfer the software/firmware from the products to any other device. You may not disclose, publish, translate, release or distribute copies of the software/firmware or accompanying written materials to others. You may not modify, adapt, translate, reverse engineer, decompile, disassemble, or create derivative works based on the software/firmware. You may not modify,. adapt, translate, or create derivative works based on the written materials without the prior written consent of MASIMO.

6. Transfer Restrictions: The software/firmware is licensed to the Purchaser, and may not be transferred to anyone, except other. end-users, without the prior written consent of MASIMO. In no event may you transfer, assign, rent, lease, sell, or otherwise dispose of the software/firmware or the products on a temporary basis.

7. Beneficiary: Masimo Corporation is a Beneficiary of this Agreement and has the right to enforce its provisions.

8. U.S. Government Rights: If you are acquiring software (including the related documentation) on behalf of any part of the United State Government, the following provisions: apply: the software is deemed to be “commercial software” and “commercial computer software documentation,” respectively pursuant to DFAR Section 227.7202 FAR 12:212, as applicable. Any use, modification, reproduction, release, performance, display or disclosure of the software (including the related documentation) by the U.S. Government or any of its agencies shall be governed solely by the terms of this Agreement and shall be prohibited except to the extent expressly permitted by the terms of this agreement.

E-2

LNOP L-Series adhesive sensors

WARRANTY

Masimo warrants to the initial buyer only that each product it manufactures, when used in accordance with the directions provided with the Products by Masimo, will be free of defects in materials and workmanship for a period of six (6) months. Single use products are warranted for single patient use only.

THE FOREGOING IS THE SOLE AND EXCLUSIVE WARRANTY APPLICABLE TO THE PRODUCTS SOLD BY MASIMO TO BUYER. MASIMO EXPRESSLY DISCLAIMS ALL OTHER ORAL, EXPRESS OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE. MASIMO’S SOLE OBLIGATION AND BUYER’S. EXCLUSIVE REMEDY FOR BREACH OF ANY WARRANTY SHALL BE, AT MASIMO’S OPTION, TO REPAIR OR REPLACE THE PRODUCT.

WARRANTY EXCLUSIONS

This warranty does not extend to any product that has been used in violation of the operating instructions supplied with the product, or has been subject to misuse, neglect, accident or externally created damage. This warranty does not extend to any product that has been connected to any unintended instrument or system, has been modified, or has been disassembled or reassembled.

IN NO EVENT SHALL MASIMO BE LIABLE TO BUYER OR ANY OTHER PERSON FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF ADVISED OF THE POSSIBILITY THEREOF. THE LIMITATIONS IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE ANY LIABILITY THAT, UNDER APPLICABLE PRODUCTS LIABILITY LAW, CANNOT LEGALLY BE PRECLUDED BY CONTRACT.

E-3

EXHIBIT F

NOVATION E-COMMERCE AGREEMENT

This Novation E-Commerce Agreement (“Agreement”) is entered into effective January 1, 2006 (“Effective Date”) between Masimo, Inc, a California corporation having its principal place of business at 40 Parker, Irvine, CA 92618 (“Supplier”) and, Novation, LLC, a Delaware limited liability company having its principal place of business at 125 East John Carpenter Freeway, Irving,. Texas 75062 (“Novation”). Novation is a contracting agent that develops and delivers supply chain management - agreements, programs and. services : on behalf of VHA Inc: (“VHA”), University HealthSystem Consortium (“UHC”) and their patrons.

Certain Members have chosen to utilize the services of Marketplace@Novation™ through Novation’s relationship with Neoforma, Inc. to transact business. associated with this Agreement with Supplier. To assist Novation in helping Members meet those needs, Supplier agrees to participate in Marketplace@Novation and utilize certain Marketplace@Novation services by entering into this Agreement with Novation.

Novation and Supplier therefore agree as follows:

1. DEFINITIONS

1.1 For Novation, “Affiliate” means a person or entity controlled by or under common control with another person or entity. For Masimo, “Affiliate” means a person or entity Controlling, Controlled by or under Common control with another person or entity, where “Control” means owning a majority of the voting stock or other voting rights in the Controlled entity.

1.2 “Content” means any text, graphics, logos, button icons, images, audio clips, video clips, HTML code, java programs and other material displayed at . Marketplace@Novation,, but excluding Supply Chain Data.

1.3 “Contract Portfolio” means a catalog of Products for which Novation, has contracted with Supplier for the benefit of the members of VHA and UHC and the associated healthcare organizations, of HPPI. For purposes of clarification, a Product is purchased through a Contract Portfolio if the Product is included in the contract between Novation and Supplier and is sold to a VHA or UHC member, regardless of whether such sale is pursuant to a separate contract -between Supplier and the member and except when the Member notifies Novation that the Product has been purchased pursuant to the terms of another GPO’s contract.

1.4 “EDI Standards” means the standard format for Electronic Data Interchange (EDI). generally accepted and used in North America, as may change from time to time.

1.5 “Information” means (i) any and all information and data collected, developed, and/or stored by Marketplace@Novation relating to Members, (ii) any and all information and data relating to use of or transactions at Marketplace@Novation by Members and (iii) any and all Member Transaction Information collected, developed, and/or stored by Marketplace@Novation.

1.6 “Marketplace@a,Novation” means the e-commerce marketplaces created specifically for and accessible. only to the members of VHA and UHC and the associated healthcare organizations of HPPI.

1.7 “Member Transaction Information” means information delivered or received between Supplier and a Member through Marketplace@Novation or Supply Chain Data delivered to Marketplace@Novation.

1.8 “Members” means at any date those members of VHA and UHC and the associated healthcare organizations of HPPI entitled to use the Marketplace@Novation pursuant to a Marketplace@Novation participation agreement.

1.9 “NeoFormat” means the format in which Product Data is to be sent to Marketplace@Novation.

1.10 “Non-Contract Products” means any Product offered by Supplier other than through a Contract Portfolio. For purposes of clarification, a Product may, be offered by Supplier both as a Non-Contract Product and through one or more Contract Portfolios, but will be considered a Non-Contract Product when the Member notifies Novation that the Product has been purchased pursuant to the terms of another group purchasing organization’s contract.

1.11 “Products” means all equipment, products, supplies and services, information and content provided by Supplier and available for purchase, rental or lease by Members at Marketplace@Novation or through the Services.

1.12 “Product Data” means. information describing the manufacturer and distributor product numbers, features, functions and pricing of Supplier’s Products, including images, specifications, shipping, weight, shipping dimensions, associated products, maintenance and warranty information, equivalent products and other information, to, be offered at Marketplace@Novation or through the Services.

1.13 “Services” means those services provided by Novation, which are listed and described below and mutually agreed to be provided to Supplier by Novation and Supplier. Novation shall provide the following services to Supplier at no charge:

Product Catalog and Contract Viewing

Novation shall publish Product Data and Contract Portfolio information to Members in product catalog and contract viewing modules.

Functionality	Criteria
Product Catalog	Contract Portfolio Product Data

Product Data shall include the information required to complete a transaction, including but not limited to: Product name, Product description, manufacturer number, UOM, price. Marketplace@Novation must receive this data from Supplier in Neoformat. Supplier may include the following additional content: Hyperlinks, images, broader product descriptions and other rich content.

Contract Viewing	Novation Contract

Any Novation Supplier Agreement between Supplier and Novation shall be displayed to VHA and UHC members through the Contract Viewing module within the Contract Management Solution

1.14 “Supply Chain Data” means the following data for any purchase made by a Member from Supplier through any means: Supplier identification, buyer identification, buyer account number, GPO (e.g., Novation) contract identifier, invoice number, invoice date, purchase order number, Supplier product number, product description, manufacturer, manufacturer part number, quantity, unit of measure, unit price, taxes, freight, price adjustments, and total cost, in electronic form in accordance with EDI Standards or such other standards as mutually agreed to by the parties.

2. SERVICES

Subject to the terms and conditions of this Agreement and supplier’s prompt response to providing product catalog content, Novation shall use commercially reasonable efforts to make available to Supplier the Services within sixty (60) days of the Effective Date. Supplier shall negotiate in good faith with Neoforma, Inc. for the purchase of additional supply chain solutions, including Neoforma securing data rights from supplier in connection with services offered.

3. OWNERSHIP AND LICENSE

3.1 Novation. Novation owns and will continue to own the compilation or “look and feel” of all Content as it appears on Marketplace@Novation (“Content Compilation”), subject to Section 3.4. Any reproduction, transmission or display of the Content Compilation by any Supplier or any third party is strictly prohibited.

3.2 For the term of this Agreement, Novation grants Supplier permission to access and use the Services in accordance with the terms of this Agreement.

3.3 Supplier. For the term of this Agreement, Supplier grants a non-exclusive license to Novation, with a right to sublicense to Novation’s Affiliates, including Neoforma Inc., to use, copy, modify, display, perform and create derivative works of Supplier’s Product Data solely for the purpose of digitizing, categorizing and formatting such information for placement at Marketplace@Novation and for the purpose of enabling Members to participate in Marketplace@Novation, in accordance with the terms of this Agreement.

3.4 Each party owns and shall retain all right, title to and interest in its names, logos, trademarks, service marks, trade dress, copyrights and proprietary technology, including, without limitation, those names, logos, trademarks, service marks, trade dress, copyrights and proprietary technology currently used or. which may be developed and/or used by it in the future (“Marks”). Novation and its Affiliates are authorized to use Supplier’s Marks as necessary to provide the Services under this Agreement. To the extent that Novation modifies Product Data or other Content provided, by Supplier pursuant to this Agreement , Supplier hereby acknowledges that Novation will be the copyright owner of the derivative works that it creates pursuant to and subject to the license granted in Section 3.3 (whether in graphical, narrative or any other form), and subject in all respects to Supplier ownership of the underlying information and to the copyright of third parties.

4. SUPPLIER DATA

4.1 Supplier is solely responsible for all Product Data and any other Content it supplies to Novation for inclusion at Marketplace@Novation, including maintenance of. such Product Data and Content. Novation will not be responsible for the accuracy or legality of information provided by Supplier for publication at Marketplace@Novation or through the Services, and Novation may at any time at its sole discretion, remove such information from Marketplace@Novation if Novation reasonably believes that the information may cause liability for it. Product Data must not (a) infringe any third party rights, including, but not limited to intellectual property, publicity or privacy, (b) be defamatory, trade libelous, threatening or harassing nor (c) be obscene, indecent or contain pornography.

4.2 Supplier may make its Product Data available to Novation for listing . at Marketplace@Novation provided that Supplier provides the Product Data for all Products in the manner and format set forth in the NeoFormat specifications. Novation may digitize, categorize and format the Product Data and post such Product Data at Marketplace@Novation in accordance with Novation’s standard practices for digitization, categorization and formatting of Product Data.

4.3 The Product Data provided by Supplier shall include the manufacturer and distributor Product numbers, manufacturer, extended units of measure, Product descriptions and the specific terms and conditions of Supplier’s sale of Products to Members, subject to the terms and conditions of any contract between Supplier and a Member or Novation with respect to any Product. (“Supplier Terms and Conditions”). Novation does not set, approve, control or endorse the Supplier Terms and Conditions.

4.4 If at any time during the term of this Agreement and any renewals or extensions thereof, distributed sales of Supplier’s Products changes and Supplier now ships direct, either through Marketplace@Novation or through other means, Supplier shall upon request from Novation and within ninety (90) days of such request, provide Novation with its Supply Chain Data on a daily basis or at least as often as provided to Members (in electronic form or otherwise) but in no event less than on a monthly basis. Novation may use Supply Chain Data only in accordance with the Marketplace@Novation Data Confidentiality and Privacy Statement (“Privacy Policy”), a current copy of which shall be provided to Supplier upon request and posted at http://novation.neoforma.com.

4.5 Supplier shall update Product Data from time to time and at. least quarterly in accordance with Novation’s then current policies and procedures for accessing and updating Product Data. Supplier shall update Product Data, including pricing information, hospital-specific pricing information for Non-Contract Products, Product identifications, Product numbers, extended units of measure, names and descriptions, and the Supplier Terms and Conditions, as required to ensure that at all times such Product Data is accurate, including removal of any discontinued or recalled Products.

4.6 Novation will not be responsible for the fulfillment of or payments for orders for Products. Supplier acknowledges that a Member makes an offer for a Product through Marketplace@Novation when it places an order for such Product. Supplier shall respond to an order for a Product directed to it by a Member through Marketplace@Novation within one (1) business day of placement of such order by either accepting or rejecting such order. Supplier shall have the right, in its sole discretion, to accept or reject any order. Supplier acknowledges that all orders made by Members for Products and accepted by Supplier will be accepted based on prices (if listed) and Product Data (including any posted terms and conditions relating to purchase of such Products) as they appear at Marketplace@Novation at the time of such order. Notwithstanding the foregoing, nothing in this Section 4.6 will affect the Supplier’s rights and obligations visa-vis the party placing the order.

4.7 Novation will not be responsible for ensuring that a sale to a Member is authorized and in compliance with laws and that a Member has complied with any licensing or other governmental requirements or for fulfillment; billing or collections to Members. If Supplier sells Products directly through Marketplace@Novation, (i) Supplier shall provide credential and licensure verification, fulfillment, billing and collections to Members who have purchased from Marketplace@Novation; (ii) Supplier shall have the final authority to refuse to ship Products when it believes, in its sole discretion, that the party placing the order does not have the necessary license or other government required permission or authority to receive the Product ordered or that such sale is otherwise not to an authorized Member or not in compliance with applicable laws; (iii) Supplier shall communicate to any such party the reasons for a refusal to ship an ordered Product; and (iv) Supplier shall be responsible for all customer support after the point when an order is made by a. Member and transmitted from Novation to Supplier. Notwithstanding the foregoing, nothing in this Section 4.7 will affect the Supplier’s rights and obligations vis-a-vis the party placing the order.

4.8 Novation may use Information to facilitate, transactions conducted through Marketplace@Novation, to allow access to and fulfill contractual obligations to Novation and Members, to conduct its business as outlined in the Privacy Policy, and to create and sell aggregated reports on Marketplace@Novation activities, provided that such reports do not contain, data that has been combined or compiled in such a way that an individual, either by name or by other designation, can be identified.

5. SYSTEM INTEGRITY

5.1 Supplier and Novation shall use, then current industry standard state of the art ant-virus software and procedures to prevent any software routine or any other device including but not limited to any viruses, Trojan horses, worms, time bombs, or cancelbots, from interfering or attempting to interfere with the proper working of Marketplace@Novation.

6. CONFIDENTIALITY

6.1 Except as expressly set forth in the Privacy Policy, Novation and Supplier shall regard and preserve as confidential all information related to the business of each other disclosed pursuant to this Agreement. This confidentiality obligation does not apply to (a) information that is publicly known prior to the disclosure or becomes publicly known through no wrongful act of the receiving party; (b) information that was in lawful possession of the receiving party prior to disclosure and was not received as a result of any breach of confidentiality; (c) information that was independently developed by the receiving party outside the scope of this Agreement; (d) information which the receiving party is required to disclose pursuant to a court order or regulatory agency request; or (e) the existence, but not the terms or conditions, of this Agreement. In the event of a request for disclosure pursuant to subsection (d), immediate notice of such request shall be provided by the party receiving the request to the party whose information is subject to the request to provide an opportunity to oppose such request for disclosure. Notwithstanding the foregoing and except as otherwise limited, Novation shall be entitled to share (1) with its Affiliates any and all Information and (2) Information, except pricing Information, regarding the sale of Products distributed but not manufactured by Supplier to Members with the manufacturer of such Product if such , manufacturer is a party to a Marketplace@Novation Supplier Agreement.

7. REPRESENTATIONS AND WARRANTIES

7.1 Novation represents and warrants that (i) it has all rights, titles, licenses, permissions and approvals necessary to perform its obligations under this Agreement and to grant to Supplier all licenses and rights granted hereunder, and that such licenses do not and will not infringe or otherwise violate any copyright, trade secret, trademark, patent or other proprietary right of any third party, (ii) that it has and will maintain the capability to provide the Services and to create and host Marketplace@Novation during the term of this Agreement, and (iii) it has complied and shall continue to comply with all applicable legislation, laws, statutes, ordinances, rules and regulations regarding Marketplace@Novation and the Services.

7.2 Supplier represents and warrants that (i) it has full power and authority to sell the Products to be sold by it at Marketplace@Novation and will not offer for sale counterfeit or stolen items, (ii) it is the sole owner or is a valid licensee of all Content provided by or on behalf of Supplier for inclusion at Marketplace@Novation and has secured all necessary licenses, consents and authorizations with respect to use of such Content and all elements thereof to the full extent contemplated herein, (iii) no part of any Content provided by or on behalf of Supplier for inclusion at Marketplace@Novation violates or infringes upon the patent rights, copyrights, trade secrets, trademarks or other proprietary rights of any person or entity or constitutes defamation, invasion of privacy or the violation of the rights of any person or entity, and (iv) it has complied and shall continue to comply with all applicable legislation, laws, statutes, ordinances, rules and regulations regarding the Products and their sale or transfer, and its actions in relation to Marketplace@Novation and the Services.

7.3 EXCEPT AS OTHERWISE SPECIFICALLY. PROVIDED HEREIN, NOVATION SUPPLIES MARKETPLACE@NOVATION AND THE SERVICES “AS IS” AND WITHOUT ANY WARRANTY OR CONDITION, EXPRESS OR IMPLIED. NOVATION SPECIFICALLY DISCLAIMS ANY AND ALL. IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE,. AND WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE. NOVATION ALSO DOES NOT GUARANTEE CONTINUOUS, UNINTERRUPTED ACCESS TO MARKETPLACE@NOVATION AND THE SERVICES, SERVICES, AND OPERATION OF THE MARKETPLACE@NOVATION MAY BE INTERFERED WITH BY NUMEROUS FACTORS OUTSIDE OF NOVATION’S CONTROL. USE OF MARKETPLACE@NOVATION AND SALE OF PRODUCTS TO MEMBERS IS AT SUPPLIER’S RISK. BY USING THE SERVICES AND MARKETPLACE@NOVATION, SUPPLIER REPRESENTS AND WARRANTS THAT IT CAN FORM LEGALLY BINDING CONTRACTS UNDER APPLICABLE LAW. FURTHERMORE, SUPPLIER REPRESENTS AND WARRANTS THAT THE INDIVIDUAL EXECUTING THIS AGREEMENT HAS AUTHORITY TO BIND SUPPLIER AS SELLER AND THAT BY DOING SO IS NOT BREACHING OR IN CONFLICT WITH ANOTHER AGREEMENT OR OBLIGATION.

8. INDEMNIFICATION

8.1 Subject to Section 8.3, Novation shall defend and/or handle at its own expense any third party claims or actions, arising from (i) any actual or alleged infringement of a copyright, trade secret, trademark, patent or other proprietary right of a third party arising out of Supplier’s use of Marketplace@Novation and the Services as permitted under this Agreement , and (ii) any breach by Novation of any of its representations or obligations set forth in this Agreement, and shall indemnify and hold harmless Supplier and its respective officers and directors from and against any loss, liability, cost or expense (including reasonable attorney’s fees) resulting from any such claim or action, and its settlement or compromise.

8.2 Subject to Section 8.3, Supplier shall defend, and/or handle at its own expense, any third-party claims or actions, arising from (i) any breach by Supplier of any of its representations or obligations set forth in this Agreement (ii) any misrepresentation or omission in any Content provided by or on behalf of Supplier in connection with the Services or at Marketplace@Novation, (iii) any claims brought by a third party, having a basis in contract or tort; in law or in equity, relating to any Products listed or sold by Supplier through Marketplace@Novation or otherwise relating to Supplier’s use of Marketplace@Novation or the Services, and shall indemnify and hold. harmless Novation, its Affiliates, and their respective officers and directors from and against any loss, liability, cost or expense (including reasonable attorneys’ fees) resulting from any such claim or action, and its settlement or compromise.

8.3 The party seeking indemnification under subsection 8.1 or 8.2, as the case may be (“Indemnified Party”), shall give prompt written notice to the other party (“Indemnifying Party”). In addition, the Indemnified Party shall allow the Indemnifying Party solely to direct the defense and settlement of any such claim, with counsel of the Indemnifying Party’s choosing, and shall provide the Indemnifying. Party, at the Indemnifying Party’s expense, with information and assistance that is reasonably necessary for the defense and settlement of the claim. The Indemnified Party reserves the right to retain counsel, at the Indemnified Party’s sole expense, to participate in the defense of any such claim. The Indemnifying Party, shall not settle any such claim or alleged claim without first obtaining the Indemnified Party’s prior written, consent, which consent shall not be unreasonably withheld, if the terms of such settlement would adversely affect the Indemnified Party’s rights under this Agreement.

8.4 The remedy provided under this Section 8 will be the Supplier’s sole and exclusive remedies in relation to claims and actions alleging intellectual property infringement.

9. LIMITATION OF LIABILITY

9.1 WITH THE EXCEPTION OF NOVATION’S OBLIGATIONS UNDER SECTION 8.1 IN NO EVENT WILL NOVATION BE LIABLE TO SUPPLIER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT HERETO OR ITS TERMINATION, WHETHER LIABILITY IS ASSERTED IN CONTRACT OR IN TORT, (INCLUDING NEGLIGENCE) AND IRRESPECTIVE OF WHETHER NOVATION HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE. IN NO EVENT WILL NOVATION’S TOTAL LIABILITY TO SUPPLIER OR TO ANY THIRD-PARTIES UNDER THIS AGREEMENT HERETO EXCEED ONE THOUSAND DOLLARS.

9.2 NOVATION DOES NOT AND CANNOT CONTROL THE FLOW OF DATA TO OR FROM MARKETPLACE@NOVATION AND OTHER PORTIONS OF THE INTERNET. ACTIONS OR INACTIONS OF THIRD PARTIES MAY RESULT IN SITUATIONS IN WHICH SUPPLIER’S CONNECTION TO THE INTERNET, AND/OR ACCESS TO MARKETPLACE@NOVATION MAY BE IMPAIRED, DISRUPTED OR DAMAGED. NOVATION CANNOT GUARANTEE THAT SUCH EVENTS WILL NOT OCCUR, AND ACCORDINGLY DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS.

10. TERM AND TERMINATION

10.1 Term. The Term of this Agreement will commence on the Effective Date and shall continue for a period of three (3) years. This Agreement will automatically renew for additional one-year Terms unless written notice of termination is provided by the terminating party to the non-terminating party not less than thirty (30) days prior to the expiration of the then-effective Term. No other terms and conditions will be effective or binding unless expressly agreed to by the parties in writing.

10.2 Termination. Any party hereto shall have the right to terminate this Agreement or any Schedule attached hereto in the event of a material breach of the terms hereof or thereof by another party which is not cured within thirty (30) calendar days following receipt of written notice specifying the breach. IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written. In addition, this agreement shall terminate automatically in the event that Supplier has a single Supplier Agreement with Novation for the provision of its Products to the Members which has terminated.

10.3 Choice of Law. This Agreement will be governed by and. construed in accordance with the internal substantive laws of the State of Texas and the Texas courts will have jurisdiction over all matters relating to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as. of the date first above written.

NOVATION, LLC, a Delaware limited liability company		SUPPLER, a California corporation

By:	/s/ Larry Dooley	By:	/s/ J. Beyer
Title:	Vice President Novation Contract & Program Service	Title:	VP, National Accounts
Date:	8/30/05	Date:	August 15, 2005

Exhibit G

RETURN GOODS AND RECEIPT OF PRODUCT

RETURN GOODS POLICY:

Supplier’s policy for returning goods and receiving credit is as follows:

•

As Member or Authorized Distributor’s (collectively, “Purchaser”) sole remedy and Supplier’s sole responsibility with respect to any breach of the Product warranty, Supplier shall accept Product for return, and repair or replace such Product, provided that: (i) such Product is returned to Manufacturer due to nonconformity with the warranty provided in Section 12; (ii) such Product is returned to Manufacturer within the warranty period; and (iii) Purchaser must first request and obtain from Supplier a Return Material Authorization Number.

•

In the event of a general recall or a limited recall, whether directed by the Food and Drug Administration or voluntarily on the part of Supplier, Purchaser will be refunded for Products subject to such recall that are returned to Supplier by Distributor in the amount paid by Purchaser for such Products. All shipping costs will be paid by Supplier. All returns from Members will be handled on a direct basis between Supplier and such Member unless otherwise agreed by Supplier and Novation. Purchaser will maintain records of Product shipments, and as necessary to comply with appropriate federal, state or local authorities notification or handling of any customer complaints or other occurrences regarding the Products which are required by law to be so reported. Purchaser will notify Manufacturer of any such situations within 24 hours of becoming aware of any such occurrence.

Your Supplier key account manager will provide you with additional information on product returns.

•

RECEIVING - Damaged goods should be refused by the Purchaser. Freight damage should be noted on the carrier delivery papers and signed by the carrier driver and Supplier Customer Service Department notified in accordance with the procedure outlined below:

Any damage to product incurred during shipment from Supplier to the Purchaser should be refused.

-	Concealed shortages or damages within overpackers should be reported to Customer Service within 72 hours of delivery or credit will not be allowed.

-	Concealed shortages or damages within palletized shipments should be reported within 48 hours of delivery or credit will not be allowed.

-	Concealed shortages (manufacturer’s) within full cases should be reported to Customer Service immediately when encountered.

G-1

Any shipment discrepancy is to be noted on the carrier’s delivery papers. Purchaser is required to notify Customer Service within 48 hours of delivery in order for a credit and a replacement order to be processed.

G-2

May 3, 2006

Greg Knapp

Senior Director

Contract Management

Novation

125 East John Carpenter Freeway

Irving, TX 75062

Re: Supplier Agreement # MS50662

Dear Greg:

Effective August 1, 2006, MASIMO, Inc. and Novation, LLC hereby agree to make the following changes to Supplier Agreement #MS50662.

(for pricing changes)

to Exhibit A of Agreement #MS50662 dated (March 1, 2006).

Populate table with item #, description, unit of measure, tiered pricing (if appropriate)

Include only items that have price changes from Exhibit A

Manuf. Item #	Item Description	Unit of Measure	Tier	Previous Price	New Price
#123456	Ultra Design Widgit	BX	1	[...***...]	[...***...]

(for product additions / deletions)

The following items will be (added, deleted, change in part number, etc.)

Manuf. Item #	Item Description	Price Tier I	Price Tier 2	Price Tier 3
#123456	Ultra Design Widgit	[...***...]	[...***...]	[...***...]

COMMENTS	Mfg Item Number	ITEM DESCRIPTION	Price Tier 1	Price Tier 2	Price Tier 3
DELETE Part#	1884	Rad-5v Portable Oximeter, DCSC † (Refer to new Part#1 705)	[...***...]	[...***...]	[...***...]
DELETE Part#	1883	Rad-5 Portable Oximeter, Premium, DCSC † (Refer to new Part #1802)
New Part#	1705	Rad-5v Portable Oximeter, DCSC † (FKA #1884)
New Part#	1802	Rad-5 Portable Oximeter, Premium, DCSC † (FKA #1883)
ADD	1277	LNOPV Ad, 24/Box
ADD	1902	LNCS to Intellivue Module
ADD	1116	LNOP Sensor Sample Pack, 4-Adt, 2-Pdt, 2-Neo, 2-NeoPt Adhesive Sensors
ADD	1282	LNOP Sensor Application Training Pack, 1-Adt, 1-Pdt, 1-Neo, 1-NeoPt, cotton swabs, 2 alcohol swabs, 1-foot w/app. Card
ADD	1365	SatShare Cable, DS03, Masimo

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ADD	1789	SatShare Cable, MSOI, Masimo	[...***...]	[...***...]	[...***...]
ADD	1805	MAC-1 & LNOP DC-195 Sample Kit
ADD	1806	Sample Kit, MAC-1 Adapter Cable, 2 LNOP Adt, 2 LNOP Pdt
ADD	1807	Sample Kit, MAC-1 Adapter Cable, 2 LNOP Neo-L, 2 LNOP Inf-L
ADD	1979	RadNet Interface Module, Wired
ADD	2023	SatShare Cable, D005, Masimo
ADD	2113	RadNet Interface Module, Wireless
ADD	2200	Rad-57cm Portable CO-Oximeter with CO & methemoglobin, Rainbow
ADD	2201	Rainbow DCI-dc3, Adult Reusable Direct Connect Sensor, 3 ft, 1/box; Sp02, SpCO and SpMET)
ADD	2202	Rain, DCI-dc12, Adult Reusable Direct Connect Sensor, 1/box (Sp02, SpCO and SpMET)
ADD	2203	LNOP Newborn Neonatal, 20/box, Neonatal Sensor
ADD	2204	LNOP Newborn Infant, 20/box, Neonatal Sensor
ADD	2207	Water Resistant Handheld Carrying Case, Black
ADD	2208	Water Resistant Handheld Carrying Case, Red
ADD	2223	SatShare Cable, DO06, Masimo
ADD	9019	Configurable, Rad-8, Horizontal
ADD	9020	Configurable, Rad-8, Vertical
ADD	9021	Configurable, Radical Docking Station RDS-1
ADD	9023	Configurable, Radical Docking Station RDS-3
ADD	9024	Configurable, Radical Docking Stn RDS-4, Blu LED, RS-232, SatShare
ADD	9030	Configurable R2 Radical Handheld, Blue Screen
ADD	12262	Operator’s Manual, Rad-9
ADD	12994	RadLink serial cable - RadLink to Radical, 12"
ADD	13017	Operator’s Manual, Rad-5/5v
ADD	13116	Operator’s Manual, IntelliVue - English
ADD	13179	RadLink Pager Belt Clip
ADD	13279	Operator’s Manual, Rad-57
ADD	13499	Model 404 PPO+, ECG & SpO2W/accys
ADD	13608	Operator’s Manual, Radical-7
ADD	13670	Terminal Server Kit (for wired system), 15 port
ADD	13671	Terminal Server Kit (for wired system), 31 port
ADD	13730	PPO+ Replacement Batteries, 2/box
ADD	13822	PPO+ LNOP-DCI Adult Reusable Sensor
ADD	13823	PPO+ LNOP-DCIP Pediatric Reusable Sensor
ADD	13824	PPO+ LNOP Cable, 4’ (use only with Masimo sensors)
ADD	13920	Operator’s Manual, RadLink
ADD	30475	Radical Series Handheld Case
ADD	30534	Radical Series Handheld Lock Key
ADD	30991	Operator’s Manual, RadNet
ADD	31068	Operator’s Manual, Rad-57cm
Update Description	1842	Rad-5/5v Protective Boot - Gray
Update Description	1847	Masimo SET IntelliVue Patient Cable
Update Description	1926	Replacement wrap for LNOP NeoPt-L and LNOP Newborn Neonatal sensors
Update Description	1927	AC-1 Patient Cable, LNOP sensor to Nellcor

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		device, 12 foot
Update Description	1949	NRC-P8 Patient Cable, Philips 8-pin to SP02.COM, 3m, 1/box	[...***...]	[...***...]	[...***...]
Update Description	1980	Handheld Protective Boot - Yellow
Update Description	1981	Handheld Protective Boot - Red
Update Description	1982	Handheld Protective Boot - Orange
Update Description	1645	AC-1 Adapter Cable, LNOP Sensor to Nellcor Patient Cable. 18 inch
Update Description	1799	Replacement Tapes LNOP Neo-L Sensors, 100/pack
Update Description	1801	Replacement Tapes LNOP Inf-L and LNOP Newborn Infant Sensors, 100/pack

Include rationale for price changes item additions and deletions:

Additions reflect products related to pulse oximetry and for use with existing contracted items

Part no. change from PN#1884 to new PN#1705

Part no. change from PN#1883 to new PN#1802

Description Changes reflect additional product detail and information

Please indicate your acceptance of the foregoing by signing the duplicate originals in the space provided below and returning one signed original.

Sincerely,

/s/    Jim Beyer

Jim Beyer

VP, National Accounts

AGREED AND ACCEPTED this 18 day of July, 2006.

Novation

By:	/s/ Greg Knapp

Printed Name:

Title:

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May 18, 2006

Greg Knapp

Senior Director, Contract Management

Novation

125 East John Carpenter Freeway

Irving, TEX 75062

Re:	Supplier Agreement # MS506612

Dear Greg:

Effective June 1, 2006, Masimo Corporation and Novation, LLC hereby agree to make the following changes to Supplier Agreement #MS50662.

Revise the Letter of Participation as per the attached file which includes the following updates:

•	Add Product Category and Contract Number: ‘Pulse Oximetry Equipment and Sensors (MS50662)”
•	Add ‘MEMID NO.’
•	Add ‘Masimo Account NO.’
•	Update Tier Descriptions:
¡	Tier 1 – ‘Access Tier; Available to all Members’
¡	Tier 2 – […***…]
¡	Tier 3 – ‘IDN Tier – […***…]

Sincerely,

/s/ Jim Beyer

Jim Beyer

Vice President, National Accounts

AGREED AND ACCEPTED

Novation

By:	/s/ Greg Knapp	Date:	6/8/06

Greg Knapp

Senior Director, Contract Management

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LETTER OF PARTICIPATION

Masimo Corp. Pulse Oximetry Equipment and Sensors (MS50662)

VHA or UHC Member, affiliate:

Address:

City/State/ZIP:

Telephone No.:	Fax No.:

E-mail Address:

MEMID No.:	Masimo Account No.:

Distribution:	☐ Direct from Masimo ☐ Authorized Distributor

Authorized Distributor:

Branch Location (City/State):

Please be advised that the above-named VHA or UHC member chooses to use products covered under the Novation contract reference above. Please ensure that member receives correct Novation contract pricing and all other value-added services and benefits contained on this contract. Properly credit and report to Novation all purchases made by member as per the terms of this Agreement.

Select one volume tier by initialing below:

MEMBER INITIALS	VOLUME TIERS	TOTAL PRODUCT PURCHASES ($ PER CALENDAR YEAR)
	Tier 1	Access Tier; Available to all Members
	Tier 2	[…***…]
	Tier 3	IDN Tier – […***…]

VHA/UHC Member or Affiliate

Authorized Signature:

Print Name/Title:

Date:

Masimo Sales Representative:

Submitted by:	Phone No.:
Member ID No.:	Date:
Copy and fax to: Novation Contract Administration at 877 / NOVAFRM (668-2376) and to Masimo Contract Membership, at (949) 297.7499. Problems? Contact us at novafrm@novationco.com

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August 10, 2006

Greg Knapp

Senior Director

Contract Management

Novation

125 East John Carpenter Freeway

Irving, TX 75062

Re: Supplier Agreement # MS50662

Dear Greg:

Effective September 15, 2006, MASIMO, Inc. and Novation, LLC hereby agree to make the following changes to Supplier Agreement #MS50662.

to Exhibit A of Agreement #MS50662 dated (March 1, 2006).

Populate table with item #, description, unit of measure, tiered pricing (if appropriate) Include only items that have price changes from Exhibit A

Manuf. Item #	Item Description	Unit of Measure	Tier	Previous Price	New Price
[2050	Rad-57 Handheld Pulse Oximeter	BX	1	[…***…]	[…***…]
2050	Rad-57 Handheld Pulse Oximeter	BX	2
1603	Rad-9 Pulse Oximeter	EA	1
1603	Rad-9 Pulse Oximeter	EA	2
1603	Rad-9 Pulse Oximeter	EA	3
9019	Configurable, Rad-8, Horizontal Pulse Oximeter	EA	1
9019	Configurable, Rad-8, Horizontal Pulse Oximeter	EA	2
9019	Configurable, Rad-8, Horizontal Pulse Oximeter	EA	3
9020	Configurable, Rad-8, Vertical Pulse Oximeter	EA	1
9020	Configurable, Rad-8, Vertical Pulse Oximeter	EA	2
9020	Configurable, Rad-8, Vertical Pulse Oximeter	EA	3

The following items will be (added, deleted, change in part number, etc.)

Manuf. Item #	Item Description	Price Tier 1	Price Tier 2	Price Tier 3

Include rationale for price changes, item additions and deletions:

Price reduced on Tier 1&2 to reflect same price as Tier 3 on part no. #2050; establishes uniform flat-rate price.

Please indicate your acceptance of the foregoing by signing the duplicate originals in the space provided below and returning one signed original.

Sincerely,

/s/    Jim Beyer

Jim Beyer

VP, National Accounts

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AGREED AND ACCEPTED this          day of                         , 2006.

Novation

By:	s/ Greg Knapp

Printed Name:

Title:

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